SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary proxy statement ☒ Definitive proxy statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ITRON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒ No fee required.

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Your prompt return of the enclosed proxy card will save the postage expense of additional mailings. Your immediate attention to these materials is greatly appreciated.

March 20, 2008

Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the Itron, Inc. 2008 Annual Meeting of Shareholders. We hope you can join us. The annual meeting will be held:

At:	Principal Executive Offices of the Company Itron, Inc. — in the Atrium 2111 N. Molter Road Liberty Lake, Washington 99019

On:	Tuesday, May 6, 2008

Time:	8:00 a.m., local time

For our shareholders’ convenience, we will provide a continental breakfast beginning at 7:30 a.m. At that time, shareholders will also have an opportunity to meet personally with our directors and officers to discuss any questions they may have. The annual meeting will begin promptly at 8:00 a.m. The Notice of Annual Meeting of Shareholders, the Proxy Statement and our Annual Report to Shareholders accompany this letter.

We know that many of our shareholders will be unable to attend the annual meeting. We are soliciting proxies so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the shareholders at the annual meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote by telephone, the internet or by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Itron shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Itron. We look forward to seeing you at our annual meeting.

Sincerely,

LeRoy D. Nosbaum
Chairman and Chief Executive Officer

Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019-9469; (509) 924-9900 or (800) 635-5461

ITRON, INC.

2111 N. Molter Road

Liberty Lake, Washington 99019

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. will be held at the principal executive offices of Itron, Inc., in the Atrium, at 2111 N. Molter Road, Liberty Lake, Washington, at 8:00 a.m., local time, on Tuesday, May 6, 2008, for the following purposes:

(1)	to elect three directors to the Itron, Inc. Board of Directors;

(2)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year; and

(3)	to transact any other business that may properly come before the annual meeting.

The Board of Directors has established the close of business on February 29, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person.

To ensure representation at the annual meeting, shareholders are urged to vote as promptly as possible by telephone, the internet or by signing, dating and returning the enclosed proxy card, even if they plan to attend the annual meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. Directions on how to vote by telephone or the internet are found on the enclosed proxy card. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

By order of the Board of Directors,

John W. Holleran
Corporate Secretary

Liberty Lake, Washington

March 20, 2008

PROXY STATEMENT

This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by the Board of Directors of proxies for use at the 2008 Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of Itron, Inc. (Itron, or the Company), in the Atrium, at 2111 N. Molter Road, Liberty Lake, Washington, at 8:00 a.m., local time, on Tuesday, May 6, 2008, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. We expect to mail this proxy statement and accompanying proxy to our shareholders on or about March 20, 2008.

Matters to Be Considered at the Annual Meeting

At the annual meeting, we will consider and vote on the following matters:

(1)	the election of three directors for terms of three years (until 2011);

(2)	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year; and

(3)	such other business that may properly come before the annual meeting.

Record Date and Outstanding Shares

Holders of record of our common stock at the close of business on February 29, 2008, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 30,723,364 shares of our common stock outstanding. Each of our directors and executive officers intends to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of (i) the election of the nominees for director and (ii) the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Revocability of Proxies

Shares represented at the annual meeting by properly signed proxies in the accompanying form will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy given by the shareholder for use at the annual meeting at any time before the vote. Mere attendance at the annual meeting will not revoke a proxy. A proxy may be revoked by:

■	submitting a later-dated proxy for the same shares at any time before the proxy is voted;

■	delivering written notice of revocation to the Corporate Secretary of Itron at any time before the vote; or

■	attending the annual meeting and voting in person.

If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

Quorum and Voting

Each shareholder is entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding common stock on the record date will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee who does not have the authority, express or discretionary, to vote on a particular matter) on any of the proposals to be voted on will be counted for purposes of determining the presence of a quorum.

Proposal One: each nominee for director is elected by the vote of the majority of the votes cast with respect to that director’s election. Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will not be counted. There will be no broker non-votes on the election of directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares in this matter.

Proposal Two: the appointment of the Company’s independent registered public accounting firm for 2008 will be ratified if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting on the proposal will not affect the outcome of the proposal because abstentions do not represent votes cast by shareholders either for or against the proposal. There will be no broker non-votes on the ratification of the Company’s independent registered public accounting firm for 2008 because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares in this matter.

Proxy Solicitation Costs

We have retained Georgeson, Inc., 199 Water Street, 26th Floor, New York, NY 10038, to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $6,500 plus expenses. Proxies may be solicited by personal interview, mail, telephone or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers and employees may also solicit proxies personally or by telephone, without additional compensation.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

TUESDAY, MAY 6, 2008

Under new Securities and Exchange Commission (SEC) rules, we are providing you notice that the proxy materials for our 2008 annual meeting of shareholders are also available on the Internet.

The following proxy materials are available for you to review online at http://bnymellon.mobular.net/bnymellon/itri:

■	The Company’s 2008 Proxy Statement (including all attachments)

■	The Proxy Card

■	The Company’s Annual Report to Shareholders for the year ended December 31, 2007 (which is not deemed to be part of the official proxy soliciting materials)

■	Any amendments to the foregoing materials that may be required to be furnished to the shareholders by the SEC

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors (Board) is divided into three classes, with each director holding office for a three-year term or until his or her successor has been elected and qualified. At the annual meeting, three directors are to be elected for a term of three years (until 2011) or until his or her successor is duly elected and qualified. Unless authority is withheld, the persons named as proxies in the accompanying proxy will vote for the election of the nominees listed below. The Board has no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Nominees to Serve until 2011 (Class 1)

Jon E. Eliassen (age 61) has been a director since 1987. Mr. Eliassen is managing director of Terrapin Capital Group, LLP, an asset management and private equity firm. Prior to forming Terrapin, he was president and chief executive officer of the Spokane Area Economic Development Council and held numerous positions within Avista Corporation, an energy company involved in the production, transmission and distribution of energy, before retiring in 2003 as senior vice president and chief financial officer. He serves on the board of directors of Red Lion Hotels Corporation, a New York Stock Exchange (NYSE) traded company headquartered in Spokane, Washington.

Charles H. Gaylord, Jr. (age 62) has been a director since 2006. Mr. Gaylord is a private technology investor focusing on software and communications. Until his retirement in 1994, Mr. Gaylord was executive vice president for Intuit Inc., a leading developer of personal and small business finance software programs such as “Quicken” and “QuickBooks.” From 1990 to 1993 he served as chairman and chief executive officer of ChipSoft, Inc., publisher of the tax preparation software program “TurboTax”. Mr. Gaylord is a member of the advisory board of Technology Crossover Ventures I, an investment firm that invests solely in private and public information technology companies.

Gary E. Pruitt (age 58) has been a director since 2006. Mr. Pruitt is chairman and chief executive officer of Univar N.V., a chemical distribution company, and has been associated with Univar and related entities since 1978. Since January 2002, he has also been chairman of the board of Vopak N.V., a Dutch company providing global services that store and handle liquid oil products, chemicals, vegetable oils and liquefied gases. Mr. Pruitt also serves on the board of directors of Public Storage, Inc., a NYSE traded company, and Premera Blue Cross.

Directors Continuing in Office until 2009 (Class 2)

Michael B. Bracy (age 66) has been a director since 1992. Until his retirement in 1997, Mr. Bracy was executive vice president, chief financial officer and a director of NorAm Energy Corp. (NorAm), previously known as Arkla, Inc., an integrated natural gas company engaged in gathering and processing natural gas, inter-and intra-state pipeline transportation and retail natural gas distribution. Mr. Bracy serves on the board of directors of TEPPCO Partners, L.P., a NYSE traded public limited partnership.

Kirby A. Dyess (age 61) has been a director since 2006. Ms. Dyess is a principal in Austin Capital Management LLC where she invests in early stage companies. Prior to forming Austin Capital Management LLC in 2003, Ms. Dyess spent 23 years in various executive and management positions at Intel Corporation, most recently serving as corporate vice president and director of operations for Intel Capital. Ms. Dyess serves on the board of directors of Merix Corporation, a NASDAQ traded company, and the boards of the following other companies: Complí; Octavian Corporation; and Prolifiq Software Corporation, of which she is the board chair.

Graham M. Wilson (age 63) has been a director since 1990. Mr. Wilson has been sole shareholder and chairman of GraWil Consultants Inc., a management and financial consultant firm, since 2002. Prior to that, he was employed by Westcoast Energy Inc., an integrated energy company, where he held the positions of executive vice president and chief financial officer, and president and CEO, Services. Mr. Wilson also serves on the boards of directors of British Columbia Ferries Services Inc., Naikun Wind Energy Group Inc. and Daylight Energy Trust, and is a trustee of Hardwoods Distribution Income Trust.

Directors Continuing in Office until 2010 (Class 3)

Thomas S. Glanville (age 49) has been a director since 2001. Mr. Glanville has been managing partner of both Eschelon Energy Partners, LP, an energy industry-focused private equity firm, and Eschelon Advisors, a financial and strategic consulting firm to energy/utility industry principals, since 2003. From 1999-2002, Mr. Glanville served as vice president of technology and new ventures for Reliant Energy, Inc., one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. He currently serves on the board of directors of Strand Energy, LLC, a privately held oil and gas exploration and production company.

Sharon L. Nelson (age 61) has been a director since 2003. Ms. Nelson is an attorney and served as chief of the Consumer Protection Division of the Washington State Attorney General’s Office from 2003 to 2006, and as director of the Shidler Center for Law, Commerce and Technology at the University of Washington from 2000 to 2003. In addition, Ms. Nelson has been a consultant to both corporations and nonprofit organizations specializing in advice on public policy and regulation. In the past she has served as chair of the Washington Utilities and Transportation Commission and as president of the National Association of Regulatory Utility Commissioners. She currently serves as chair of the board of directors of Consumers Union, and is a member of the board of trustees of the North American Electric Reliability Corporation (NERC).

LeRoy D. Nosbaum (age 61) has been a director and our chief executive officer since 2000, and chairman of the board since 2002. Mr. Nosbaum joined the Company in 1996 and had executive responsibilities covering manufacturing, product development, operations and marketing before he was promoted to chief executive officer. Before joining Itron, Mr. Nosbaum was executive vice president and general manager of Metricom, Inc.’s UtiliNet Division. Prior to joining Metricom, he was employed by Schlumberger, Ltd., a company whose electric metering division was acquired by Itron in 2004.

Retiring Director

Ted C. DeMerritt (age 76) has been a director since 1994. Mr. DeMerritt’s term expires at the 2008 annual meeting and he will not stand for re-election to the Board. As a result, the Board intends to reduce the number of directors serving on the Board from ten to nine, at its annual meeting to be held immediately after the annual meeting of shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties as well as the skill level required of members of the Board.

During the 2007 fiscal year, directors who were not officers of the Company received an annual retainer of $70,000, with $40,000 paid in cash and $30,000 paid in shares of our common stock. Members of the Audit/Finance Committee received an additional annual retainer of $8,000, paid in cash, and each of our committee chairs received an additional annual retainer of $10,000, paid half in cash and half in shares of our common stock.

New non-employee directors receive an initial option grant to purchase 5,000 shares of our common stock as of the date of the director’s initial election or appointment to the Board, with vesting over a three-year period. Shares of our common stock and options granted to non-employee directors that are issued as compensation are issued under our Amended and Restated 2000 Stock Incentive Plan.

We have adopted a stock ownership guideline for directors that does not allow directors to sell their initial stock grants while active members of the Board and also expects the directors to purchase (or hold) shares equal to three times the annual cash retainer fee (currently $40,000) over a period of three years from the initial appointment or election as a director.

The following table sets forth the annual compensation of our non-employee directors for 2007. Employee directors do not receive any separate compensation for their services as a director.

2007 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($) (7)	($) (8) (9)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Mike Bracy (1)	$45,000	$34,908					$79,908
Ted DeMerritt	$40,000	$29,928					$69,928
Kirby Dyess (2)	$48,000	$29,928	$47,264				$125,192
Jon Eliassen (3)	$53,000	$34,908					$87,908
Thomas Foley (4)	$10,000	$14,952				$30,000	$54,952
Charles Gaylord	$40,000	$29,928	$47,264				$117,192
Thomas Glanville (2)	$48,000	$29,928					$77,928
Sharon Nelson (5)	$45,000	$34,908					$79,908
Gary Pruitt	$40,000	$29,928	$38,296				$108,224
Graham Wilson (6)	$58,000	$34,908					$92,908

(1)	Chairman of the Compensation Committee.

(2)	Member of the Audit/Finance Committee.

(3)	Chairman of the Corporate Governance Committee and member of the Audit/Finance Committee.

(4)	T. Foley retired as a director effective February 2007; remained as a consultant to the Company and was paid quarterly consulting fees of $10,000 reflected in the “All Other Compensation” column.

(5)	Chairman of the Health, Safety, Environmental and Litigation Committee.

(6)	Chairman of the Audit/Finance Committee.

(7)

The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123 (R), Share-based Payments, which is also equal to the grant date fair value of the awards because the awards vest immediately upon grant. See Note 10 of the consolidated financial statement in our Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(8)

The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123 (R), Share-based Payments, for options granted to these directors in 2006. See Note 10 of the consolidated financial statement in our Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards. As of December 31, 2007, K. Dyess, C. Gaylord, and G. Pruitt each had 5,000 options outstanding, 1,667 of which were exercisable.

(9)

As of December 31, 2007 the following directors had the following options outstanding and exercisable: M. Bracy – 27,500; T. DeMerritt – 10,500; J. Eliassen – 2,500; T. Foley – 0; T. Glanville – 21,000; S. Nelson – 13,000; G. Wilson – 18,250. As these directors were fully vested in their options prior to 2007, no expense is shown in this column.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our equity compensation plans in effect as of December 31, 2007.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	1,560,573	$37.81	1,279,197	(1)(2)(3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,560,573	$37.81	1,279,197	(1)

This table does not include cash-denominated awards granted under our Long-Term Performance Plan (LTPP) that are payable in restricted stock units under the Amended and Restated 2000 Stock Incentive Plan (Plan).

(1)	This number includes 334,311 available for issuance under the 2002 Employee Stock Purchase Plan.

(2)

Each of our non-employee directors receives (a) an initial option grant to purchase 5,000 shares of the Company’s common stock as of the date of the director’s initial election or appointment to the Board and (b) an annual retainer of $70,000, with $30,000 paid in shares of the Company’s common stock in lieu of a cash payment. In addition, each committee chair receives an additional annual retainer of $10,000, paid half in shares of the Company’s common stock in lieu of a cash payment of such retainer.

(3)	Under the Plan, the Company may also grant stock awards, stock units, performance shares and performance units, subject to certain terms and conditions and other restrictions.

ITEM 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of its Audit/Finance Committee, has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2008, subject to ratification by our shareholders. Although not required to do so, the Board is submitting the selection of this firm for ratification by the Company’s shareholders for their views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. Representatives of Ernst & Young LLP will be present at the annual meeting to answer questions and will have the opportunity to make a statement if they desire to do so.

In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit/Finance Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit/Finance Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION

OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2008

CORPORATE GOVERNANCE

Corporate Governance Guiding Principles

The Company has adopted Corporate Governance Principles, which are available on the Company’s website, www.itron.com, by selecting the sections “Investor Information”, “Investors” and then “Corporate Governance.”

Board Matters

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer (CEO) and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its Committees. All members of the Board are independent under the rules promulgated by the Securities and Exchange Commission (SEC) and the listing standards of the NASDAQ Global Select Market (NASDAQ), except for our Chairman and CEO.

In accordance with our Corporate Governance Principles, directors are expected to attend the Company’s annual meeting of shareholders. Nine directors attended the 2007 annual meeting of shareholders. During 2007, the Board of Directors met eight times. Each of the directors attended at least 75% of the meetings of the Board and of each committee of which he or she was a member.

Lead Independent Director

The Board has appointed Jon Eliassen as lead director. Candidates for lead director are chosen from the independent directors of the Board and elected by the independent directors. The lead director is the designated committee chair of the Corporate Governance Committee and chairs the sessions of the independent directors, which are typically held following each board meeting. In addition to corporate governance duties, the lead director is responsible for taking the lead role in annually reviewing the performance of the CEO, the search process for a new CEO should that become necessary and the annual performance review of the Board and individual board members. Additional responsibilities include acting as advisor to the CEO, as a mediator in disputes between the Board and the CEO, and as a mentor to new Board members.

Committees of the Board of Directors

The Board has established various committees to assist the Board in fulfilling its responsibilities. In 2007, these committees were the following:

■	Audit/Finance Committee;

■	Compensation Committee;

■	Corporate Governance Committee; and

■	Health, Safety, Environmental and Litigation Committee.

At its December meeting, the Health, Safety, Environmental and Litigation Committee recommended to the Board that the Committee be disbanded. The Board concluded that the issues reviewed by the Committee were being addressed adequately by management or the full Board and therefore agreed to disband the Committee effective December 4, 2007.

The current charters of each of the three remaining committees are available on our website, www.itron.com, by selecting “Investor Information”, “Investors” and then “Corporate Governance” and copies of each are attached to this proxy statement as Appendices A-C.

Audit/Finance Committee

The Audit/Finance Committee monitors our accounting practices, internal accounting controls and financial results, and has sole authority to retain, compensate and terminate our independent auditors. The Audit/Finance Committee members are Kirby Dyess, Jon Eliassen, Tom Glanville and Graham Wilson, who serves as chair. The Board has determined that all members of the Audit/Finance Committee are independent under SEC rules and NASDAQ listing standards. The Board has determined that Messrs. Eliassen, Glanville and Wilson are each an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended, (the Exchange Act). The Audit/Finance Committee held twelve meetings during 2007.

Compensation Committee

The Compensation Committee is responsible for making recommendations to the Board for our CEO’s total annual and long-term incentive compensation and setting compensation levels for our other executive officers, as well as overseeing the administration of various incentive compensation and benefit plans and performing any other functions regarding compensation that the Board may delegate. The members of the Compensation Committee are Ted DeMerritt (until his term expires at the annual meeting), Charles Gaylord, Sharon Nelson, Gary Pruitt and Mike Bracy, who serves as chair. The Board has determined that all members of the Compensation Committee are independent under SEC rules and NASDAQ listing standards. The Committee operates under a written charter adopted by the Board, which is available on our website at www.itron.com, by selecting “Investor Information”, “Investors” and then “Corporate Governance.” The Compensation Committee held seven meetings during 2007.

Under its charter, the Committee may invite other individuals, including external advisors, whether officers/employees of the Company or not, to attend Committee meetings and provide information, analysis and advice as it deems appropriate to assist in the fulfillment of its responsibilities. Such external advisors do not have a vote. During 2007, the Committee retained the services of Frederic W. Cook & Co., Inc. to advise the Committee, as needed, on general issues regarding executive compensation.

The Committee periodically requests executives to be present at Committee meetings where executive compensation, Company, and individual performances are discussed and evaluated (but not the executive sessions of these meetings). Executives are free to provide insight, suggestions or recommendations regarding executive compensation if present during meetings or at other times; however, only the Committee members are allowed to vote on decisions regarding executive compensation. The CEO annually reviews the performance of our executive officers (other than the CEO) with the Committee. The Committee takes these recommendations into account, as well as the other considerations discussed in “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis,” in determining executive compensation.

Corporate Governance Committee

The Corporate Governance Committee is responsible for reviewing corporate governance issues, soliciting recommendations for candidates for the Board of Directors, making recommendations to the Board regarding such candidates and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. See “Director Nominations and Qualifications” below regarding our policies with regard to director candidates recommended by shareholders. The members of the Corporate Governance Committee are Kirby Dyess, Sharon Nelson, Graham Wilson and Jon Eliassen, who serves as chair. The Board has determined that all members of the Corporate Governance Committee are independent under SEC rules and NASDAQ listing standards. The Corporate Governance Committee held four meetings during 2007.

Health, Safety, Environmental and Litigation Committee

The Health, Safety, Environmental and Litigation Committee was established to monitor certain health, safety, environmental and litigation matters that are important to the Company. As previously stated, this Committee and the Board voted to disband this Committee effective December 4, 2007 because the matters it reviews were being addressed adequately by management or the full Board. The Health, Safety, Environmental and Litigation Committee held three meetings during 2007.

Director Nominations and Qualifications

In accordance with the Company’s Amended and Restated Bylaws, to nominate a director for election to the Board of Directors at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Secretary of the Company at the Company’s executive offices no fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

■	the name and address of the shareholder;

■	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;

■	a statement of the number of shares of the Company that are beneficially owned by the shareholder;

■	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and the following information with respect to the person nominated by the shareholder:

■	name and address;

■	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable SEC rules;

■	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

■	the consent of such nominee to serve as a director, if elected.

The Chairman of the Board, other directors or senior management of the Company may also recommend director nominees for consideration by the Corporate Governance Committee. The Corporate Governance Committee evaluates director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration certain criteria including the nominee’s understanding of the Company’s financial objectives, strategies, risks and growth opportunities in view of the nature of the Company, its stage of development, its future strategic vision and its current business needs. In the event of a shareholder recommendation, the Corporate Governance Committee screens and evaluates the person recommended in the same manner as other candidates. In addition, the Committee determines if the proposed director nominee will have sufficient time available to carry out his or her Board duties and responsibilities effectively. The Corporate Governance Committee may then recommend the director candidate to the Board for its consideration, if deemed appropriate.

Code of Conduct and Ethics

The Company has adopted a code of conduct and ethics that applies to its directors, officers and employees, including the chief executive officer and chief financial officer, and it is available on the Company’s website, www.itron.com, by selecting “Investor Information”, “Investors”, and then “Corporate Governance.” The Company intends to satisfy any future disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the code of ethics or provisions of the code of conduct, that applies to the chief executive officer or the chief financial officer, by posting such information on its website, www.itron.com.

Shareholder Communications with the Board

The Company’s Board of Directors provides a process whereby shareholders may contact the Board or any committee as a group or any committee chair or individual director by email addressed to boardofdirectors@itron.com.

Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Shareholder communications sent by email are delivered directly to the Secretary of the Company, who will forward such communications to the specified director addressees. Shareholders may also write to the Board or any committee as a group or any committee chair or individual director by sending the communication to: Itron, Inc., Attn: Corporate Secretary, 2111 N. Molter Road, Liberty Lake, WA 99019.

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2009 annual shareholders meeting should follow the procedures specified under “SHAREHOLDER PROPOSALS FOR 2009” in this proxy statement. Shareholders wishing to nominate directors should follow the procedures specified under “CORPORATE GOVERNANCE – Director Nominations and Qualifications” in this proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Transactions with Related Persons

There were no related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in fiscal year 2007. Under its charter, the Corporate Governance Committee of the Board is responsible for reviewing and approving any related person transactions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee (Committee) of our Board of Directors (Board) provides overall guidance for our executive compensation plans, policies and programs, and determines the components of compensation for our executive officers. Our goal is to attract, motivate, retain and reward key executives by designing our executive compensation programs to be comparable to the compensation of a peer group of companies we have identified. We also strive to align our executive compensation with the long-term interests of our shareholders.

Michael Bracy, Ted DeMerritt, Charles Gaylord, Jr., Sharon Nelson and Gary Pruitt are members of the Committee. Mr. Bracy, the Committee Chairman, has served on the Board since 1992. Each member of the Committee qualifies as an independent director under SEC rules and NASDAQ listing standards, as well as the independence requirements established by the Board. In addition, each member is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

The Committee approves the compensation of our named executive officers (executive(s) or NEOs), except our Chairman and Chief Executive Officer (CEO). The Committee recommends and submits the compensation of the CEO to the entire Board for its approval, and the CEO does not participate in that Board decision. The Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Committee also has the authority under its charter to form and delegate its authority to subcommittees and may delegate authority to one or more designated members of the Board or to Company officers. In designing the executive compensation programs, the Company and the Committee each engaged the services of compensation consultants. During 2007, the Company retained the services of Pearl Meyer & Partners, who assisted with the review of the long-term incentive and equity compensation programs, as well as updated the competitive analysis of executive compensation. In addition, the Committee retained the services of Frederic W. Cook & Co., Inc. to advise the Committee, as needed, on general issues regarding executive compensation.

The Committee periodically requests executives to be present at Committee meetings where executive compensation, Company, and individual performances are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation if present during meetings or at other times; however, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from the CEO regarding the compensation of our other executive officers.

Compensation Philosophy & Structure

Our compensation philosophy is to provide compensation to our executives that is commensurate with the performance of the Company, competitive with the market in order to attract, retain and motivate our executive team, and provides long-term incentives through long-term stock appreciation. Additionally, we believe we are a leader in our industry in large part due to our executive leadership, so we strive to compensate our executives at a competitive level that will ensure our continued executive leadership and strong competitive position within our industry.

In line with our compensation philosophy, we utilize three main components of compensation:

■

Base Salary – fixed pay that takes into account an individual’s role and level of responsibilities, prior experience and breadth of knowledge and levels of pay among executives in similar positions within the marketplace;

■	Annual Incentives – variable pay that is designed to reward attainment of annual business and financial goals, with target award opportunities generally expressed as a percentage of base salary; and
■

Long-Term Incentives – stock and performance-based awards consisting of stock options and restricted stock units that are designed to reward executives for attaining financial goals, but also to encourage executive retention during the vesting period which we believe helps preserve shareholder value.

We believe these three elements of compensation provide a well-proportioned mix of security-oriented compensation, retention value, equity interest and at-risk compensation, which supports our short-term and long-term financial performance objectives. It is our belief that as much as 60% or more of an executive’s total compensation should be incentive based.

It is also our belief that long-term incentives, and particularly equity compensation, provide a very important motivational and retentive aspect to the compensation package and directly align our executives’ financial interests with the interests of our shareholders.

In determining the appropriate compensation levels, all forms of compensation and benefits are considered and are used to evaluate an executive’s total compensation. To ensure compensation levels are appropriate, the Committee compares these levels with a competitive market, which is determined using a defined peer group of companies. Our peer group, for compensation comparative purposes, is comprised of 17 companies throughout the United States that are technology companies with a similar balance of both hardware and software components, as well as other companies who may compete for our executives. Our peer group is structured to be similar to us in terms of revenue size, with revenues ranging from $300 million to $1.7 billion and a median of $740 million. In addition, the Committee considers our financial and stock performance in comparison with the companies in the peer group. The peer group used in determining 2007 compensation included the following companies: Avista Corporation; Analogic Corporation; Brooks Automation, Inc.; EMS Technologies, Inc.; ESCO Technologies Inc.; FileNet Corporation; Garmin Ltd.; Gerber Scientific, Inc.; IDACORP, Inc.; Intergraph Corporation; Intermec, Inc.; Mentor Graphics Corporation; Palm, Inc.; Roper Industries, Inc.; Symbol Technologies, Inc.; Teledyne Technologies Incorporated and Trimble Navigation Limited. Finally, the peer group information is supplemented with compensation survey data, which provides position-based compensation levels across broad industry segments. In 2007 the Committee reviewed, for benchmarking purposes, compensation surveys provided by our consultant, Pearl Meyer & Partners, which surveys were conducted by the consulting firms of Watson Wyatt and Mercer and covered more than 2,500 companies. The Committee generally targets base salaries at the 50th percentile of market competitive levels and annual and long-term incentives between the 50th and 75th percentile of market competitive levels, assuming financial performance goals are achieved at target. We believe our executives are in alignment with these percentiles based on our current compensation programs.

The Committee has discretion to change all forms of incentive payouts (annual and long-term) based on the performance of the individual or the Company. This includes both decreasing payouts for significant shortfalls and approving special awards to individual executives for significant achievements, including superior financial performance, strategic accomplishments or consummation of mergers, acquisitions or dispositions. As discussed below, the Committee approved the CEO’s and the Senior Vice President and Chief Financial Officer’s (CFO) decision to forgo their annual incentive payout for 2007. The Committee did not change the long-term payouts nor did it make any special awards to any of the executives.

Base Salary

The base salaries for executives are determined by comparing pay levels for similar positions, responsibility and prior experience. Salary levels and proposed increases for executives are reviewed annually by the Committee. Adjustments are based on several factors including new roles or responsibilities within the Company, the executive’s significant impact on strategic goals, competitive compensation and Company performance.

Although salaries are generally targeted at our median peer group level, the Committee may also take into account historical compensation, the potential impact the executive has on our performance, strategic goals and special recruiting situations.

In 2007, the Committee took the following actions related to base salaries:

■

Upon completion of the acquisition of Actaris, Inc., the Company realigned its operating segments into two segments, Itron North America and Actaris (together, sometimes referred to as Itron worldwide). A Senior Vice President and Chief Operating Officer (COO) was assigned to each segment. As a result of these organizational changes and due to the increased scope of responsibility for each of the newly appointed COOs, the Committee approved an increase in their 2007 annual base salaries from $300,000 to $410,000 for Mr. Unsworth (COO-Actaris) and from $300,000 to $400,000 for Mr. Mezey (COO-Itron North America), both of which increases were effective June 1, 2007. We believe this was an appropriate increase given their additional responsibilities, but also necessary to achieve the 50th percentile target.

■

The Committee and the Board (for the CEO) reviewed the 2007 base salaries for our other executives, the CEO, the CFO, and the Vice President – Competitive Resources (VP – Competitive Resources), and set their 2007 base salaries at $650,000, $300,000, and $205,000, respectively. Though the competitive market data analysis reflected that these positions’ base salaries were lower than 50th percentile target, it was determined that these executives’ base salaries would be re-evaluated in 2008.

Annual Incentives

The annual incentive component of compensation payable to our executives is based on a percentage of the executive’s base salary actually earned for the fiscal year. The percentage varies among individuals. This annual incentive program provides the executives the opportunity to receive a cash incentive award that is contingent on our financial performance for the year. The length of each performance period is one calendar year. In the first quarter of each year, the Committee works with management to establish the annual performance targets for that calendar year or performance period for each of our executives, except our CEO. The CEO’s targets are established and recommended by the Committee for approval by the entire Board.

In February 2007, the Committee and the Board (for the CEO) approved the individual annual performance target levels by position. Depending on the executive’s position, the measures were based on the annual achievement of Adjusted EBITA (as defined below) worldwide (the entire Company), Adjusted EBITA for Actaris or Adjusted EBITA for Itron North America. Each target is generally separated into these three levels: threshold, target and maximum, and attainment is based on a sliding scale. If the threshold level of performance for a particular year, or performance period, is not achieved, management is not entitled to any awards. The following represents the performance levels established for the 2007 performance period, along with the award opportunity for each executive (expressed as a percentage of the executive’s base salary):

	Performance Target	Award Opportunity (% of Salary)
Metric: Adjusted EBITA – Worldwide
Chairman & CEO
Threshold	$148.7 million	50.0%
Target	$195.9 million	100.0%
Maximum	$225.3 million	200.0%
Senior Vice President & CFO
Threshold	$148.7 million	37.5%
Target	$195.9 million	75.0%
Maximum	$225.3 million	150.0%
Metric: Adjusted EBITA – Actaris
Senior Vice President & COO – Actaris
Threshold	€51.3 million	37.5%
Target	€72.2 million	75.0%
Maximum	€83.0 million	150.0%
Metric: Adjusted EBITA – Itron North America
Senior Vice President & COO – Itron North America
Threshold	$85.8 million	37.5%
Target	$117.3 million	75.0%
Maximum	$134.9 million	150.0%
Vice President, Competitive Resources
Threshold	$85.8 million	25.0%
Target	$117.3 million	50.0%
Maximum	$134.9 million	100.0%

The Committee established the performance levels using Adjusted EBITA. Adjusted EBITA is calculated by taking net income (loss) as defined in accordance with generally accepted accounting principles (GAAP), and adding back net interest expense, taxes and amortization. The Committee then adjusts this metric for certain expenses and gains and losses that may not be indicative of our core business results. We exclude the expense associated with amortization of intangible assets and in-process research and development resulting from acquisitions and restructuring charges because we do not believe these expenses are indicative of our core business. Although such events have occurred in the past and may recur in future periods, we believe they are driven by events (such as acquisitions and restructurings) that occur sporadically and are not directly related to our ongoing core operations.

Performance targets for 2007 were set to require performance significantly beyond that of the prior year. Achievement at the maximum level represents a superior performance outcome, which we believe is fully deserving of a maximum incentive payout.

The Committee and the Board (for the CEO) reviewed our 2007 performance with respect to Adjusted EBITA, and determined that Actaris’ results exceeded target, worldwide results exceeded threshold and Itron North America’s results were less than threshold. Although both our CEO and CFO achieved approximately 75%

attainment of their worldwide performance target, both opted to forgo their awards due to the less than acceptable performance results of Itron North America. The remaining executives, with the exception of Mr. Unsworth, were not eligible to receive any awards under the annual incentive plan. Mr. Unsworth, COO-Actaris, received an annual incentive award of $372,075.

Long-Term Incentives

We believe that equity compensation can be an effective means of creating a long-term link between the compensation provided to executives and the gains realized by shareholders. As a result, executives are eligible to receive stock options and performance-based restricted stock units under the Company’s Amended and Restated 2000 Stock Incentive Plan and the Long-Term Performance Plan. The use of these two equity-based plans supports a performance based compensation philosophy, fosters executive stock ownership and focuses the executive team on increasing value for our shareholders.

Stock Option Grants

Under the Amended and Restated 2000 Stock Incentive Plan, as amended and approved by our shareholders in 2007, the Committee has the authority to grant a variety of long-term incentive and equity awards. Such awards may include, but are not limited to, incentive stock options, nonqualified stock options, stock awards, restricted stock awards and restricted stock units. This section discusses the process in which stock options are granted to our senior executives. Restricted stock unit awards are discussed in further detail under the caption below “Long-Term Performance Plan.”

The number of stock options granted to an executive is determined by the executive’s position and responsibility, the total amount of awards previously granted and the number deemed appropriate for retention purposes. Prior stock compensation appreciation gains are not generally considered in setting future compensation levels, as the goal is to reward future performance. However, the number of options that were previously granted are reviewed when establishing current option grants. All outstanding stock options to executives incorporate the following features:

■	The term of the grant does not exceed 10 years;

■	The exercise price equals the fair market value of our common stock on the date of grant; and

■

The Committee has the authority to determine the vesting period, which historically has been three years (33 1/3% each year). In lieu of a vesting period set specifically by the Committee, the plan provides for a four year vesting period (25% each year).

Historically, annual stock option grants to executives are made in May. On May 14, 2007, the Committee and the Board (for the CEO) granted the following stock options to our executives with an exercise price of $67.43 per share, representing the closing price of our stock on that day:

■	CEO – 40,000
■	CFO – 20,000
■	COO – Actaris – 20,000
■	COO – Itron North America – 20,000
■	VP Competitive Resources – 15,000

The options vest in equal amounts over the next three years. From time to time the Committee may also grant stock options in connection with an acquisition, employee promotion or to newly hired employees. We do not make grants to new executives or to our existing executives in connection with the release of material non-public information. We do not time the release of material nonpublic information for the purpose of affecting the value of our executive officers’ compensation.

We believe options are a powerful form of compensation for executives because it aligns management’s incentives with the best interests of our shareholders. As a result, we expect to continue granting stock options to our senior executives, as well as restricted stock units associated with the Long-Term Performance Plan as described below.

Long-Term Performance Plan

The Long-Term Performance Plan (LTPP) provides performance awards that are contingent on the attainment of certain performance goals. The length of each performance period is one year, unless otherwise determined by the Committee. At the beginning of the performance period, goals are recommended by management and approved by the Committee. The performance goals are determined based on the expected financial performance of the Company. In determining the appropriate goals, we consider proposed acquisitions, financing or other major projects that could potentially have a material impact on our financial performance.

For each year, the performance levels established and approved by the Committee and the Board (for the CEO) are generally separated into the following three levels; threshold, target and maximum. If the threshold level for a particular year is not achieved, executives will not be entitled to an award unless the Committee makes a special determination. To date, the Committee has not granted an LTPP award when performance has not met the threshold level. Except with respect to the closing of the Actaris acquisition, the payout amount is also calculated on a sliding scale as a percentage of the target level similar to the annual incentive program. At the end of the performance year, the Committee and the Board (for the CEO) review the actual results of the Company compared with the predetermined goals and approve the units to be awarded, which is based on a percentage of the executive’s base salary at the beginning of the performance period and converted into restricted stock units. The restricted stock unit award is determined by dividing the dollar amount of the award by the fair market value of our common stock on the first business day of the performance year. The restricted stock unit award cliff vests three years following the date of grant and each unit is the equivalent of one share of common stock.

In February 2007, the Committee and the Board (for the CEO) approved award opportunities for the CEO, CFO, VP-Competitive Resources, COO-Actaris and COO-Itron North America that were equally weighted among the following three performance measurements: worldwide (the entire Company) free cash flow, worldwide non-GAAP pre-tax net income and the successful closing of the Actaris acquisition by June 1, 2007. Worldwide free cash flow is defined as GAAP cash flow from operations, less the acquisition of property, plant and equipment. Non-GAAP pre-tax net income is defined as GAAP pre-tax net income, excluding expenses for amortization of intangibles, in-process research and development, restructuring and amortization of debt placement fees, which we believe are not indicative of our core business. Additionally, for the COO-Actaris and COO-Itron North America, the worldwide non-GAAP net income measurement was replaced with each respective operating segment’s revenue. The following represents the performance levels established for 2007, along with the award opportunity for each executive (expressed as a percentage of the executive’s base salary):

	Metrics:			Award Opportunity (% of Salary)	No. of Units
	Worldwide Free Cash Flow	Non-GAAP Pre-tax Net Income	Closing of Actaris Acq.
Chairman & CEO
Threshold	$96.2 million	$123.7 million	33.3%	33.3%	4,216
Target	$117.6 million	$151.1 million	33.3%	100.0%	12,660
Maximum	$122.9 million	$158.0 million	33.3%	109.9%	13,913

Senior Vice President & CFO
Threshold	$96.2 million	$123.7 million	33.3%	25.0%	1,459
Target	$117.6 million	$151.1 million	33.3%	75.0%	4,380
Maximum	$122.9 million	$158.0 million	33.3%	82.4%	4,812

Vice President, Competitive Resources
Threshold	$96.2 million	$123.7 million	33.3%	16.7%	666
Target	$117.6 million	$151.1 million	33.3%	50.0%	2,000
Maximum	$122.9 million	$158.0 million	33.3%	55.0%	2,200

	Metrics:			Award Opportunity (% of Salary)	No. of Units
	Worldwide Free Cash Flow	Segment Revenue	Closing of Actaris Acq.
Senior Vice President & COO – Actaris
Threshold	$96.2 million	€439.1 million	33.3%	25.0%	1,459
Target	$117.6 million	€536.6 million	33.3%	75.0%	4,380
Maximum	$122.9 million	€561.1 million	33.3%	82.4%	4,812

Senior Vice President & COO – Itron North America
Threshold	$96.2 million	$622.7 million	33.3%	25.0%	1,459
Target	$117.6 million	$737.9 million	33.3%	75.0%	4,380
Maximum	$122.9 million	$761.0 million	33.3%	82.4%	4,812

As with our annual incentives, we believe the LTPP targets require performance significantly beyond that of the prior year. Achievement at the maximum level represents a superior performance outcome, which we believe is fully deserving of a maximum award payout.

In February 2008, the Committee and the Board (for the CEO) reviewed our performance for 2007 and determined the awards earned by our executives were as follows (expressed as a percentage of the executive’s base salary at the beginning of the performance period):

	Metrics:
	Worldwide Free Cash Flow	Non-GAAP Pre-tax Net Income	Closing of Actaris Acq.	Award %
Chairman & CEO
Results	$92.6 million	$116.7 million	Yes
Award	0%	0%	33.3%	33.3%

Senior Vice President & CFO
Results	$92.6 million	$116.7 million	Yes
Award	0%	0%	33.3%	33.3%

Vice President, Competitive Resources
Results	$92.6 million	$116.7 million	Yes
Award	0%	0%	33.3%	33.3%

	Metrics:
	Worldwide Free Cash Flow	Segment Revenue	Closing of Actaris Acq.	Award %
Senior Vice President & COO – Actaris
Results	$92.6 million	€599.1 million	Yes
Award	0%	38.3%	33.3%	71.6%

Senior Vice President & COO – Itron North America
Results	$92.6 million	$630.3 million	Yes
Award	0%	17.7%	33.3%	51.0%

As indicated in the table above, worldwide free cash flow and worldwide non-GAAP pre-tax net income results fell short of threshold, revenue for Actaris exceeded the maximum, revenue for Itron North America exceeded threshold (but fell below target), and the Actaris acquisition was successfully closed by June 1, 2007. Therefore, under the LTPP, the executives were eligible to receive a portion of their target award opportunity. Accordingly, the following amounts were paid in restricted stock units (RSUs), with three-year cliff vesting. Each unit is the equivalent of one share of our common stock:

■	CEO – 4,216 RSUs
■	CFO – 1,459 RSUs
■	COO – Actaris – 3,136 RSUs
■	COO – Itron North America – 2,235 RSUs
■	VP – Competitive Resources – 666 RSUs

These awards are reflected in the “Summary Compensation Table” and the “2007 Grants of Plan-Based Awards Table” in this proxy statement.

Perquisites and Other Benefits

The following details other compensation and perquisites offered to our executives. We believe these perquisites and other benefits support our overall goal to attract, motivate, retain and reward our key executives. You may refer to the “EXECUTIVE COMPENSATION TABLES – Summary Compensation Table” elsewhere in this proxy statement for specific amounts paid by us for perquisites for our NEOs in 2007.

Executive Deferred Compensation Plan

Our executives are eligible to participate in the Company’s Executive Deferred Compensation Plan. In 2007, the plan allowed executives to defer up to 50% of their base salary and 50% of their annual incentive into a nonqualified account. Executives were also permitted to elect to defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) plan so that such plan could satisfy the nondiscrimination requirements applicable to it. For 2007, the Company made a matching contribution to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during the year. The executives’ account balances were adjusted for hypothetical investment earnings or losses according to the returns of the specified “measurement funds” selected by the executives. The measurement funds correspond to the mutual funds available for investment under the 401(k) plan (but do not include a Company stock fund).

Flexible Benefit Plan

In lieu of providing extensive perquisites, our executives are provided with a total annual allowance up to a maximum of 3% of the executive’s base salary and subject to individual limits, to be used through the Company’s Flexible Benefit Plan, for any of the following products or services:

■	Financial planning
■	Tax preparation
■	Legal counseling
■	Medical costs
■	Life insurance
■	Long-term disability insurance
■	Home office or security

Other Benefits

We do not maintain any defined benefit or supplemental retirement programs for our executives. Executives are eligible to participate in our 401(k) plan, which is generally available to all U.S. employees. The 401(k) plan provides our employees, including executives, with a 50% company match on the first 6% of compensation deferred, subject to qualified plan limits.

Our executives may also participate in other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, disability insurance and accidental death and dismemberment insurance.

Employment Agreements

We do not have employment agreements with our executives. We are aware that such agreements are in place at many of our peer group companies. We also recognize that implementation of such agreements may positively affect our ability to attract and retain key executives in the future and therefore we have discussed implementing such agreements. However, to date no action has been taken by the Committee.

Change in Control Agreements

We have entered into change in control agreements with each of our executives to encourage their full attention and dedication to the Company and to provide them with reasonable compensation and benefits in the event of a change in control. Under these agreements, we and each of our executives have agreed that, in the event the executive is terminated during one or two years after a change in control, depending on the executive, the executive will be entitled to certain payments and benefits, as described under “Potential Payments Upon Change in Control – Change in Control Agreements” in this proxy statement.

Compensation Policies

Stock Ownership Guidelines & Policies

In 2006 we adopted stock ownership guidelines to encourage our key executives to own our stock at least equal in value to two to four times each executive’s base salary. Common stock, restricted stock awards, restricted stock units and stock held in the Executive Deferred Compensation Plan, 401(k) plan and Employee Stock Purchase Plan all count towards satisfaction of the guidelines; however, unexercised stock options do not. We annually review the level of stock ownership of each executive. The following provides the current guidelines for our executives:

■	Chairman and CEO – four times base salary

■	Senior Vice President & CFO – three times base salary

■	Senior Vice President & COO – Actaris – three times base salary

■	Senior Vice President & COO – Itron North America – three times base salary

■	Vice President – Competitive Resources – two times base salary

Based on our stock value at December 31, 2007 of $95.97 per share, all of the executives have either met this guideline or, in accordance with the terms of the policy, are making satisfactory progress towards meeting the guideline.

We also prohibit executives from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Financial Restatement

We do not have any plans, policies or agreements that specifically require recoupment of awards if performance measures are not achieved. However, under Section 304 of Sarbanes-Oxley, if we are required to restate our financials due to material noncompliance with any financial reporting requirement as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document and (2) any profits realized from the sale of securities of the Company during those 12 months.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of compensation vehicles utilized. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants as required by Statement of Financial Accounting Standards No. 123(R) are reviewed.

We generally seek to maximize the tax deductibility for all elements of compensation. For example, Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and the next three highest compensated officers (other than the CFO). Under the current tax laws, exceptions are made for qualified performance-based compensation. Our stock options and LTPP awards are structured to meet the definition of performance-based compensation under Section 162(m). We intend to maximize the effective tax consequences of our executive compensation plans; however, while retaining our compensation philosophy, the Committee retains the right to grant awards that would not qualify for the performance-based compensation exception if the Committee determined further compensation was appropriate.

Compensation Planning for Fiscal Year 2008

This section describes certain compensation decisions and actions effective subsequent to the end of fiscal year 2007.

Competitive Analysis – Revised Peer Group

As previously described, the Committee compares the compensation levels of our executives with those in a defined peer group of companies. With the acquisition of Actaris, the Company has grown substantially in terms of revenue, global scope and business lines. As a result, we modified our peer group for 2008 compensation comparative purposes by including the following additional companies to those we used for 2007 that are listed previously under “Compensation Discussion and Analysis – Compensation Philosophy and Structure”: Ametek, Inc.; Badger Meter, Inc.; Cooper Industries Ltd.; Diebold Inc.; ESCO Technologies Corp.; Esterline Technologies Corp.; Molex, Inc.; Mueller Water Products, Inc.; National Instruments Corp.; PerkinElmer, Inc.; Roper Industries, Inc.; Quanta Services, Inc.; Tektronix, Inc. and Valmont Industries, Inc.

Base Salaries

In December 2007, the Committee determined that the increase in the size and scope of the Company’s operations resulting from the Actaris acquisition warranted considerable increases in the base salaries of our CEO and CFO from $650,000 to $825,000 and from $300,000 to $400,000, respectively. The salary for our Vice President-Competitive Resources was also increased as a consequence of his increased scope of responsibility for human resources worldwide, from $205,000 to $250,000. These increases were effective for the fiscal year beginning January 1, 2008.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Itron’s management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2008 Proxy Statement.

Compensation Committee

Michael Bracy, Chairman

Ted DeMerritt

Charles Gaylord

Sharon Nelson

Gary Pruitt

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table provides information regarding compensation of the Company’s CEO, CFO and our other most highly compensated executives (the NEOs) during 2007 who were serving as such as of the end of the year. The amounts shown include amounts deferred at the executive’s election. All numbers are rounded to the nearest dollar.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
LeRoy Nosbaum	2007	650,000	n/a	257,436	570,531	0	0	19,608	(4)	1,497,575
Chairman/CEO	2006	650,000	n/a	193,380	261,993	514,800	0	17,320		1,637,493

Steve Helmbrecht	2007	300,000	n/a	89,497	463,225	0	0	20,224	(4)	872,947
Senior Vice President and CFO	2006	300,000	n/a	66,994	379,397	148,500	0	6,600		901,491

Philip Mezey	2007	370,385	n/a	98,742	469,908	0	0	22,336	(4)	961,371
Chief Operating Officer – Itron North America	2006	300,000	n/a	64,207	404,998	148,500	1,662	22,006		941,373

Malcolm Unsworth	2007	377,423	n/a	115,637	544,464	372,075	0	252,881	(4)	1,662,480
Chief Operating Officer – Actaris	2006	300,000	n/a	66,994	463,827	148,500	2,480	22,707		1,004,508

Jared Serff	2007	205,000	n/a	57,963	357,669	0	0	14,868	(4)	635,499
Vice President Competitive Resources	2006	205,000	n/a	47,682	255,517	85,239	536	15,076		609,050

(1)

These columns reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, and December 31, 2006, respectively in accordance with Statement of Financial Accounting Standards No. 123 (R), for awards granted under our Long-Term Performance Plan and Amended and Restated 2000 Stock Incentive Plan and thus include amounts from awards granted in and prior to 2007 and 2006, respectively. See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 and Note 15 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006, respectively, regarding assumptions underlying the valuation of these equity awards.

(2)	This column reflects the cash awards earned by the named executives for fiscal year 2007 and 2006 performance, respectively, under our annual incentive program.

(3)

In fiscal year 2006, funds in Itron’s Executive Deferred Compensation Plan were credited with an interest rate of 8%. Amounts reported for 2006 represent “above market” earnings on Itron’s Executive Deferred Compensation Plan, calculated as the difference between monthly compounded earnings credited on plan balances (8% annually) and earnings credited at a rate equal to 120% of the Applicable Federal Rate, or 5.89%. Beginning in fiscal year 2007, funds in the Executive Deferred Compensation Plan were not credited with a specified interest rate, but instead were adjusted for hypothetical investment earnings or losses according to the returns of the specified “measurement funds” selected by the executives. The measurement funds correspond to the mutual funds available for investment under the 401(k) plan (but do not include a Company stock fund). As a result, no amount is shown in this column for 2007.

(4)

Includes annual credit value utilized under Itron’s Executive Flex Benefit Plan for L. Nosbaum and M. Unsworth, as follows: L. Nosbaum – $11,240 ($1,519 for financial planning, $7,645 for medical costs, and $2,076 for additional life insurance); M. Unsworth – $9,000 ($975 for tax preparation, $400 for legal counseling, $4,063 for medical costs, $2,719 for additional life insurance, and $843 for home office expenses). For L. Nosbaum, also includes club fees of $1,618. Also includes Company contributions to the 401(k) plan (L. Nosbaum – $6,750; S. Helmbrecht – $6,750; P. Mezey – $6,750; M. Unsworth – $6,750; and J. Serff – $6,150) and Executive Deferred Compensation Plan (S. Helmbrecht – $13,474; P. Mezey – $15,586, M. Unsworth – $15,797; J. Serff – $8,718). For M. Unsworth, also includes relocation costs ($55,395), expatriate housing ($71,105), travel allowance ($22,982), cost of living allowance ($66,852), and $5,000 for international assignment tax preparation.

2007 Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the NEOs during 2007.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
Named Executive Officer		Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
LeRoy Nosbaum	n/a	$325,000	$650,000	$1,300,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/22/2007	n/a	n/a	n/a	4,216	12,660	13,913	n/a	n/a	n/a	n/a
	2/23/2007	n/a	n/a	n/a	n/a	n/a	n/a	7,411	n/a	n/a	$472,896
	5/14/2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a	40,000	$67.43	$1,090,468

Steve Helmbrecht	n/a	$112,500	$225,000	$450,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/22/2007	n/a	n/a	n/a	1,459	4,380	4,812	n/a	n/a	n/a	n/a
	2/22/2007	n/a	n/a	n/a	n/a	n/a	n/a	2,327	n/a	n/a	$145,484
	5/14/2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a	20,000	$67.43	$545,234

Philip Mezey	n/a	$150,000	$300,000	$600,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/22/2007	n/a	n/a	n/a	1,459	4,380	4,812	n/a	n/a	n/a	n/a
	2/22/2007	n/a	n/a	n/a	n/a	n/a	n/a	2,327	n/a	n/a	$145,484
	5/14/2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a	20,000	$67.43	$545,234

Malcolm Unsworth	n/a	$153,750	$307,500	$615,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/22/2007	n/a	n/a	n/a	1,459	4,380	4,812	n/a	n/a	n/a	n/a
	2/22/2007	n/a	n/a	n/a	n/a	n/a	n/a	2,327	n/a	n/a	$145,484
	5/14/2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a	20,000	$67.43	$545,234

Jared Serff	n/a	$51,250	$102,500	$205,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/22/2007	n/a	n/a	n/a	666	2,000	2,200	n/a	n/a	n/a	n/a
	2/22/2007	n/a	n/a	n/a	n/a	n/a	n/a	1,590	n/a	n/a	$99,407
	5/14/2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a	15,000	$67.43	$408,926

(1)

Represents threshold, target, and maximum opportunity under the Company’s annual incentive program for fiscal year 2007. Our annual incentive program is discussed under the caption “Annual Incentives” in the Compensation Discussion and Analysis.

(2)

Range of possible payouts under the Long-Term Performance Plan for fiscal year 2007 performance cycle; awards earned under the Long-Term Performance Plan are paid in restricted stock units. Payout ranges were approved by the Compensation Committee on February 22, 2007. The actual number of restricted stock units issued was determined by the Compensation Committee on February 14, 2008 for the following executives: L. Nosbaum – 4,216; S. Helmbrecht – 1,459; P. Mezey – 2,235; M. Unsworth – 3,136; J. Serff – 666. Our Long-Term Performance Plan is discussed under the caption “Long-Term Incentives” in the Compensation Discussion and Analysis.

(3)	Restricted shares earned under the Long-Term Performance Plan for the fiscal year 2006 performance cycle, granted February 22 and 23, 2007.

(4)

Amounts shown in this column reflect the number of options granted to each named executive under our Amended and Restated 2000 Stock Incentive Plan. This plan is further discussed under the caption “Long-Term Incentives” in the Compensation Discussion and Analysis.

(5)

Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123 (R). See Note 10 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended

The non-equity incentive awards included in this table and also set forth in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation,” represent the annual incentive component of our executives’ compensation. These potential payout awards are paid in cash as a percentage of the executives’ salary, based upon achievement of certain pre-determined performance criteria. See “Annual Incentives” under the “Compensation Discussion and Analysis” section.

The equity incentive plan awards represent awards under the Company’s Long-Term Performance Plan (LTPP) for the 2007 performance cycle. These awards were paid out in 2008 in the form of restricted stock units (RSUs) that are subject to three-year cliff vesting. The number of RSUs granted is determined in accordance with the pre-determined performance criteria. Each unit represents one share of our common stock. See “Long-Term Incentives” under the “Compensation and Discussion Analysis” section.

The stock options were granted under the Company’s Amended and Restated 2000 Stock Incentive Plan. The options vest in three equal annual installments and expire in ten years. The number of options granted is determined by the executive’s position and responsibilities. The restricted stock was granted under the LTPP for the 2006 performance cycle. The restricted stock is subject to three year cliff vesting. The number of shares of restricted stock granted is determined in accordance with the pre-determined performance criteria. See “Long-Term Incentives” under the “Compensation and Discussion Analysis” section.

Consistent with our compensation philosophy, over 60% of our executives’ compensation is considered to be incentive based. See “Compensation Philosophy and Structure” under the” Compensation Discussion and Analysis” section.

Our COO-Actaris, Malcolm Unsworth, is eligible to participate in our International Assignment Program (Program) as a result of the Actaris acquisition and his promotion to his current position. This Program provides for his current assignment to Actaris, which requires that he reside and work in Belgium for a period of two years, with an option of a one-year extension to be determined on or before December 31, 2008. The material terms of the Program provide for relocation assistance, cost of living adjustments, housing and utilities assistance, moving expense reimbursement, transportation allowance for vehicle leasing, and reimbursement for an international driver’s license, income tax services, and tax equalization costs equal to any additional Belgium or U.S. income and social taxes incurred as a result of Mr. Unsworth’s assignment. See “Potential Payments upon Termination – Termination Provisions under International Assignment Program for Malcolm Unsworth” for a description of the termination provisions of the Program.

2007 Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding equity awards held by each NEO on December 31, 2007.

		Option Awards					Stock Awards
Name of Executive Officer (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
LeRoy Nosbaum	3/7/2000	54,785		-	$6.75	3/7/2010			-	-
	2/12/2001	100,000		-	$7.00	2/12/2011			-	-
	9/26/2003	8,000		-	$20.10	9/26/2013			-	-
	5/28/2004	10,000		-	$20.64	5/28/2014			-	-
	5/3/2005	13,334	6,666	-	$37.40	5/3/2015			-	-
	2/15/2006	n/a	n/a	-	n/a	n/a	5,420	$520,157	-	-
	8/7/2006	10,000	20,000	-	$48.51	8/7/2016			-	-
	2/23/2007			-			7,411	$711,234	-	-
	5/14/2007		40,000	-	$67.43	5/14/2017			-	-

Steve Helmbrecht	3/8/2004	2,792		-	$19.20	3/8/2014			-	-
	5/28/2004	2,247		-	$20.64	5/28/2014			-	-
	12/6/2004	8,333		-	$21.18	12/6/2014			-	-
	5/3/2005		5,000	-	$37.40	5/3/2015			-	-
	2/15/2006			-			2,208	$211,902	-	-
	8/7/2006		13,333	-	$48.51	8/7/2016			-	-
	2/22/2007			-			2,327	$223,322	-	-
	5/14/2007		20,000	-	$67.43	5/14/2017			-	-

Philip Mezey	12/6/2004	4,333		-	$21.18	12/6/2014			-	-
	5/3/2005		5,000	-	$37.40	5/3/2015			-	-
	2/15/2006			-			2,007	$192,612	-	-
	8/7/2006	6,667	13,333	-	$48.51	8/7/2016			-	-
	2/22/2007			-			2,327	$223,322	-	-
	5/14/2007		20,000	-	$67.43	5/14/2017			-	-

Malcolm Unsworth	7/1/2004	4,397		-	$22.74	7/1/2014			-	-
	5/3/2005		5,000	-	$37.40	5/3/2015			-	-
	2/15/2006			-			2,208	$211,902	-	-
	8/7/2006	6,667	13,333	-	$48.51	8/7/2016			-	-
	2/22/2007			-			2,327	$223,322	-	-
	5/14/2007		20,000	-	$67.43	5/14/2017			-	-

Jared Serff	7/1/2004	6,919		-	$22.74	7/1/2014			-	-
	12/6/2004	1,834		-	$21.18	12/6/2014			-	-
	5/3/2005		5,000	-	$37.40	5/3/2015			-	-
	2/15/2006			-			1,646	$157,967	-	-
	8/7/2006	5,000	10,000	-	$48.51	8/7/2016			-	-
	2/22/2007			-			1,590	$152,592	-	-
	5/14/2007		15,000	-	$67.43	5/14/2017			-	-

(1)

The options that were granted on May 3, 2005 and remain unexercisable as of December 31, 2007 will fully vest on May 3, 2008. One third of the options granted on August 7, 2006 vest on each of August 7, 2007, 2008 and 2009. One third of the options granted on May 14, 2007 vest on each of May 14, 2008, 2009 and 2010.

(2)

Represents restricted stock granted under the Long-Term Performance Plan for the 2005 and 2006 performance cycles. Shares granted on February 15, 2006 will vest on February 15, 2009. Shares granted on February 22, 2007 and February 23, 2007 will vest on February 22, 2010 and February 23, 2010, respectively.

(3)	Based on the closing price of our common stock on December 31, 2007 ($95.97).

2007 Option Exercises and Stock Vested Table

The following table provides information regarding stock option exercises and shares acquired upon the vesting of stock awards by the NEOs during the 2007 fiscal year.

	Option Awards		Stock Awards
Name of Executive Officer (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
LeRoy Nosbaum	20,000	1,568,206	—	—
Steve Helmbrecht	24,960	1,233,633	—	—
Philip Mezey	38,610	1,807,005	—	—
Malcolm Unsworth	51,205	2,354,510	—	—
Jared Serff	21,205	886,778	—	—

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

2007 Nonqualified Deferred Compensation Table

The following table provides information regarding the nonqualified deferred compensation of each of the NEOs for the 2007 fiscal year.

Name of Executive Officer (a)	Executive Contributions in Last Fiscal Year ($) (1) (b)	Registrant Contributions in Last Fiscal Year ($) (2) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
LeRoy Nosbaum	n/a	n/a	n/a	—	n/a
Steve Helmbrecht	53,829	13,474	2,061	—	69,365
Philip Mezey	96,796	15,586	25,779	—	254,687
Malcolm Unsworth	94,941	15,797	7,885	—	291,486
Jared Serff	30,750	8,718	5,090	—	92,425

(1)	This deferred compensation represents amounts that are reported as compensation earned in 2007 in the Summary Compensation Table.

(2)	These amounts have been included in the Summary Compensation Table in the “All Other Compensation” column.

Executive Deferred Compensation Plan

Our NEOs are eligible to participate in the Company’s Executive Deferred Compensation Plan. Under this plan, participants may defer up to 50% of their base salary and 50% of their annual incentive to a non-qualified account. Participants may also defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) plan so that the 401(k) plan can satisfy the nondiscrimination requirements applicable to it. Each year, the Company makes matching contributions to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during that year.

Each participant’s account is adjusted for hypothetical investment earnings or losses based on the performance of the “measurement funds” in which the account is deemed to be invested. Participants allocate their accounts among the measurement funds available under the plan and can change their allocation at any time. These measurement funds are the same as the mutual funds offered for investment purposes under the Company’s 401(k) plan (but do not include a Company stock fund). Measurement funds are used solely to determine the amount of the hypothetical investment earnings or losses to be allocated to the participant’s account. The Company is not obligated to invest any assets in these funds.

Accounts are distributed (or commence to be distributed) to participants upon termination of employment with the Company and its affiliates. Distribution will generally be made (or commence to be made) within 90 days after termination. However, distribution will be delayed until six months after termination to the extent necessary to comply with the requirements of Internal Revenue Code Section 409A. In-service distributions are not generally permitted. However, participants may elect to withdraw amounts from their accounts prior to termination to satisfy emergency needs in the event of an unforeseeable emergency (as determined by the plan administrator).

A participant’s account will be distributed in a lump sum, unless the participant elects to have it distributed in substantially equal annual installments over a period of not more than 10 years. This election must be made at the time the participant is first eligible for the plan, and may only be changed under limited circumstances, provided that participants may change their distribution elections at any time prior to the end of 2008.

Potential Payments upon Termination

Termination for Cause

Under these circumstances, the executive is entitled to receive any accrued and unpaid base salary through the date of termination. All options granted automatically expire when terminated for cause and any unvested awards under the Long-Term Performance Plan will be forfeited in the event of termination for cause.

Termination due to Death, Disability or Retirement

Under these circumstances, the executive or his or her estate is entitled to any accrued and unpaid base salary through the date of termination and any vested stock options would remain exercisable for one year following the termination under the terms of the stock incentive plan. For awards under the Long-Term Performance Plan (a) if termination occurs for any reason during a performance period, the award will be forfeited and (b) if termination occurs for any reason during the three-year cliff vesting period of a restricted stock award (granted in 2006 for 2005 performance and in 2007 for 2006 performance), the award will be forfeited

Voluntary Termination

Under these circumstances, the executive is entitled to any accrued and unpaid base salary through the date of termination and any vested options would remain exercisable for 90 days following termination. For awards under the Long-Term Performance Plan (a) if termination occurs for any reason during a performance period, the award will be forfeited and (b) if termination occurs for any reason during the three-year cliff vesting period of a restricted stock award (granted in 2006 for 2005 performance and in 2007 for 2006 performance), the award will be forfeited.

Termination without Cause

Under these circumstances, the executive is entitled to any accrued and unpaid base salary through the date of termination and any vested options would remain exercisable for 90 days following termination. For awards under the Long-Term Performance Plan, (a) if termination occurs for any reason during a performance period, the awards are forfeited, (b) if termination occurs for any reason during the three-year cliff vesting period of a restricted stock award (granted in 2006 for 2005 performance and in 2007 for 2006 performance), the award will be forfeited.

Termination Provisions under International Assignment Program for Malcolm Unsworth

Pursuant to the provisions of the International Assignment Program with Malcolm Unsworth, Mr. Unsworth will receive severance payments equal to two weeks of base salary for each year of service with the Company if (a) he is terminated due to a re-evaluation of our business needs or (b) at the time of his repatriation, we determine that the same position or an equivalent position is not available. However, if he declines an offered position, Mr. Unsworth would not receive any severance pay. Similarly, if we terminate Mr. Unsworth for cause during his international assignment, or if he voluntarily resigns from his position while on international assignment, the Company will provide relocation of his household and personal goods to a U.S. location, but no severance will be provided. See “EXECUTIVE COMPENSATION TABLES – Termination Payment Tables for NEOs – Malcolm Unsworth”.

Potential Payments upon Change in Control

Change in Control Agreements

We have entered into change in control agreements with each of our executives to provide that during the one or two year period following a change in control, depending on the executive, the executive will be compensated with:

■

an annual salary at least equal to the annual salary established by the Compensation Committee or the Board of Directors for the fiscal year in which the change in control occurs or, if no annual salary has been established prior to the change in control, then the annual salary shall be at least equal to the annual salary for the prior fiscal year;

■

an annual bonus at least equal to the maximum annual bonus established for the executive for the fiscal year in which the change in control occurs or, if no annual bonus has been established prior to the change in control, then the annual bonus shall be at least equal to a specified percentage of the annual base salary;

■

payments at least equal to the Long-Term Performance Plan payout to that executive for the fiscal year in which the change in control occurs. Distribution shall be made in shares of the successor company should our stock cease to be publicly traded on or after the change in control;

■

fringe benefits of the type provided by the successor company to similarly situated executives, such as paid vacation, participation in incentive, savings and retirement and welfare plans, except that if such fringe benefits are of less value than the fringe benefits that the executive was eligible for immediately prior to the change in control, then the executive will be entitled to the fringe benefits provided immediately prior to the change in control or, at the election of the successor company, to cash payments equal to the difference in value; and

■	reimbursement of all reasonable employment expenses incurred in accordance with applicable policies, practices and procedures.

If we terminate an executive, other than for cause, or if an executive terminates employment for good reason during the employment period or prior to a change in control if the executive can reasonably demonstrate that such termination was at the request of a third party who has taken steps reasonably calculated to effect the change in control or demonstrates that such termination otherwise arose in connection with or in anticipation of a change in control, then the executive will receive:

■	any unpaid salary due to the executive as of the date of termination;

■	pro-rated annual bonus, based on the maximum bonus established for the fiscal year in which the change in control occurs;

■	any previously deferred compensation and accrued vacation pay;

■

payment or reimbursement of insurance premiums for COBRA continuation coverage for the executive and his or her family for eighteen months after the date of termination (except to the extent the COBRA continuation coverage ceases to be available);

■

lump-sum severance pay equal to, depending on the executive, up to three times the sum of the executive’s annual base salary, bonus and Long-Term Performance Plan award payments for the fiscal year in which the change in control occurs; and

■

payment or reimbursement of any life insurance premiums for any individual life insurance policy resulting from the conversion of coverage from our group-term life insurance plan for twenty-four months after the date of termination.

If the executive is terminated for cause or if the executive terminates his or her employment other than for good reason, the executive will only be entitled to receive any unpaid salary due to the executive as of the date of termination and any amounts previously deferred by the executive. If the executive terminates because of death or disability, the executive will only be entitled to receive any unpaid salary and pro-rated bonus due to the executive as of the date of termination, any amounts previously deferred by the executive and any accrued vacation pay.

In the event that payments under the change in control agreement result in the imposition of excise taxes to the executive, we will pay the executive an additional amount equal to the excise tax and other related taxes, provided, however, that if reducing the amount of severance payable to the executive by up to five percent would not subject the executive to the excise tax, the amount of severance may be reduced by such amount, not to exceed five percent, as would not subject the executive to the excise tax.

A “change in control” for purposes of this agreement generally consists of any of the following (excluding certain related party transactions):

■	an acquisition of 20 percent or more of our voting securities;

■	the current Board of Directors (and their approved successors) ceasing to constitute a majority of the Board;

■	consummation of any merger or consolidation with or into another corporation;

■	consummation of any sale, lease, exchange or other transfer of all or substantially all of our outstanding securities or substantially all of our assets.

A termination by us for “cause” generally includes:

■	the executive’s willful injury of us or breach of fiduciary duty to us involving personal profit;

■	conviction of a crime against us or felony;

■	habitual or repeated misuse by the executive of alcohol or controlled substances that materially impairs the executive’s ability to perform his or her duties; or

■	any willful act involving moral turpitude which materially and adversely affects our business, goodwill or reputation.

A termination for “good reason” by the named executive officer generally includes any of the following actions by us without the executive’s written consent following the change in control:

■	a material reduction in the executive’s authority, duties, responsibilities or status;

■	failure to compensate the executives based on the provisions set forth in the change in control agreement as stipulated above;

■	changing the executive’s office location so that he or she must commute more than 50 miles from the office where the executive was performing services as of the change in control date; or

■	failing to obtain a satisfactory agreement from any successor company to assume and agree to perform the obligations under the change in control agreement.

Amended and Restated 2000 Stock Incentive Plan Change in Control Provisions

Our 2000 Stock Incentive Plan contains certain provisions relating to corporate transactions. In the event of a corporate transaction that is not a related party transaction, the vesting of options and stock awards will accelerate and become 100% vested and exercisable. In the event of a corporate transaction that is a related party transaction, the vesting of options and stock awards will not accelerate, unless the successor company refuses to assume or substitute the awards. Under the terms of the 2000 Stock Incentive Plan, the following events are defined as corporate transactions:

■	consummation of any merger or consolidation with or into another corporation;

■	consummation of any sale, lease, exchange or other transfer of all or substantially all of our outstanding securities or substantially all of our assets; or

■	acquisition of a majority or more of our outstanding voting securities.

Long-Term Performance Plan Change in Control Provisions

All outstanding performance awards will be accelerated at the maximum level and immediately paid in fully vested shares of our common stock prior to a change in control. Furthermore, any outstanding unvested restricted stock or restricted stock units issued in connection with a prior performance period will accelerate in full immediately prior to a change in control. The definition of change in control for purposes of restricted stock awards granted under this plan for the 2005 and 2006 performance periods will be consistent with the definition in the standard change in control agreements that we have in effect at the time of a transaction. The definition of change in control for purposes of restricted stock units granted under this plan for the 2007 performance period includes (a) a corporate transaction (other than a related party transaction) as defined in the 2000 Stock Incentive Plan or (b) a change in control as defined in the standard change in control agreements that we have in effect at the time of a transaction, but in any event, the transaction must constitute a change in control event within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.

The tables below reflect the estimated amount of incremental compensation payable to each of our named executive officers in the event of termination of employment or change in control. The tables do not include benefits generally available to all employees on a non-discriminatory basis or payments and benefits that the NEOs would have already earned during their employment with us whether or not a termination or change in control event had occurred. The amounts shown assume that such termination or change in control was effective as of December 31, 2007. The actual amounts to be paid out can only be determined at the time of such executive’s termination or upon a change in control, as applicable.

Termination Payment Tables for NEOs

LeRoy Nosbaum

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control Period
Annual Incentive (2)	$-	$-	$-	$-	$-	$-	$1,300,000	$1,300,000
Accelerated Stock Options (3)	$-	$-	$-	$-	$-	$-	$2,481,228	$2,481,228
Severance (4)	$-	$-	$-	$-	$-	$-	$-	$9,855,692
Benefit Continuation	$-	$-	$-	$-	$-	$-	$-	$13,222
Accelerated Restricted Stock (3)	$-	$-	$-	$-	$-	$-	$1,231,391	$1,231,391
Accelerated Long-Term Performance Plan Award (5)	$-	$-	$-	$-	$-	$-	$930,621	$930,621
Gross-Up (6)	$-	$-	$-	$-	$-	$-	$-	$5,299,657

(1)

The above table does not include amounts deferred into our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the post-change in control employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represent a single payment and should not be added together.

(2)

Represents the difference between the maximum amount payable under the annual incentive program and the amount actually paid. Because Mr. Nosbaum chose to forgo his annual incentive award, the amount actually paid was zero.

(3)	Represents in-the-money value of accelerated stock options and outstanding restricted stock awards based on the closing price of our common stock on December 31, 2007 ($95.97).

(4)	Represents three times the sum of base salary, maximum bonus and maximum 2007 Long-Term Performance Plan award.

(5)

Represents the difference between the maximum Restricted Stock Unit award payable under Itron’s Long-Term Performance Plan for the 2007 performance cycle and the award actually earned, valued based on the closing price of our common stock on December 31, 2007 ($95.97).

(6)

In the event that payments under the change in control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

Steve Helmbrecht

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control Period
Annual Incentive (2)	$-	$-	$-	$-	$-	$-	$450,000	$450,000
Accelerated Stock Options (3)	$-	$-	$-	$-	$-	$-	$1,496,434	$1,496,434
Severance (4)	$-	$-	$-	$-	$-	$-	$-	$3,635,423
Benefit Continuation	$-	$-	$-	$-	$-	$-	$-	$18,863
Accelerated Restricted Stock (3)	$-	$-	$-	$-	$-	$-	$435,224	$435,224
Accelerated Long-Term Performance Plan Award (5)	$-	$-	$-	$-	$-	$-	$321,787	$321,787
Gross-Up (6)	$-	$-	$-	$-	$-	$-	$-	$1,953,386

(1)

The above table does not include amounts deferred into our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the post-change in control employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represent a single payment and should not be added together.

(2)

Represents the difference between the maximum amount payable under the annual incentive program and the amount actually paid. Because Mr. Helmbrecht chose to forgo his annual incentive award, the amount actually paid was zero.

(3)	Represents in-the-money value of accelerated stock options and outstanding restricted stock awards based on the closing price of our common stock on December 31, 2007 ($95.97).

(4)	Represents three times the sum of base salary, maximum bonus and maximum 2007 Long-Term Performance Plan award.

(5)

Represents the difference between the maximum Restricted Stock Unit award payable under Itron’s Long-Term Performance Plan for the 2007 performance cycle and the award actually earned, valued based on the closing price of our common stock on December 31, 2007 ($95.97).

(6)

In the event that payments under the change in control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

Philip Mezey

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control Period
Annual Incentive (2)	$-	$-	$-	$-	$-	$-	$600,000	$600,000
Accelerated Stock Options (3)	$-	$-	$-	$-	$-	$-	$1,496,434	$1,496,434
Severance (4)	$-	$-	$-	$-	$-	$-	$-	$4,385,423
Benefit Continuation	$-	$-	$-	$-	$-	$-	$-	$18,956
Accelerated Restricted Stock (3)	$-	$-	$-	$-	$-	$-	$415,934	$415,934
Accelerated Long-Term Performance Plan Award (5)	$-	$-	$-	$-	$-	$-	$247,315	$247,315
Gross-Up (6)	$-	$-	$-	$-	$-	$-	$-	$2,696,813

(1)

The above table does not include amounts deferred into our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the post-change in control employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represent a single payment and should not be added together.

(2)	Represents the difference between the maximum amount payable under the annual incentive program and the amount earned based on actual performance.

(3)	Represents in-the-money value of accelerated stock options and outstanding restricted stock awards based on the closing price of our common stock on December 31, 2007 ($95.97).

(4)	Represents three times the sum of base salary, maximum bonus and maximum 2007 Long-Term Performance Plan award.

(5)

Represents the difference between the maximum Restricted Stock Unit award payable under Itron’s Long-Term Performance Plan for the 2007 performance cycle and the award actually earned, valued based on the closing price of our common stock on December 31, 2007 ($95.97).

(6)

In the event that payments under the change in control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

Malcolm Unsworth

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause		Change-in- Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control Period
Annual Incentive (2)	$-	$-	$-	$-	$-	$-		$242,925	$242,925
Accelerated Stock Options (3)	$-	$-	$-	$-	$-	$-		$1,496,434	$1,496,434
Severance (4)	$-	$-	$-	$-	$-	$124,154	(7)	$-	$4,460,423
Benefit Continuation	$-	$-	$-	$-	$-	$-		$-	$13,682
Accelerated Restricted Stock (3)	$-	$-	$-	$-	$-	$-		$435,224	$435,224
Accelerated Long-Term Performance Plan Award (5)	$-	$-	$-	$-	$-	$-		$160,846	$160,846
Gross-Up (6)	$-	$-	$-	$-	$-	$-		$-	$2,244,395

(1)

The above table does not include amounts deferred into our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the post-change in control employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represent a single payment and should not be added together.

(2)	Represents the difference between the maximum amount payable under the annual incentive program and the amount earned based on actual performance.

(3)	Represents in-the-money value of accelerated stock options and outstanding restricted stock awards based on the closing price of our common stock on December 31, 2007 ($95.97).

(4)	Represents three times the sum of base salary, maximum bonus and maximum 2007 Long-Term Performance Plan award.

(5)

Represents the difference between the maximum Restricted Stock Unit award payable under Itron’s Long-Term Performance Plan for the 2007 performance cycle and the award actually earned, valued based on the closing price of our common stock on December 31, 2007 ($95.97).

(6)

In the event that payments under the change in control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

(7)

Represents severance equal to two weeks of base salary for each year of service (16 weeks of base salary for Mr. Unsworth) payable under Mr. Unsworth’s International Assignment Program. See “Potential Payments Upon Termination – Termination Provisions under International Assignment Program for Malcolm Unsworth.”

Jared Serff

Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason during Post Change in Control Period
Annual Incentive (2)	$-	$-	$-	$-	$-	$-	$205,000	$205,000
Accelerated Stock Options (3)	$-	$-	$-	$-	$-	$-	$1,195,550	$1,195,550
Severance (4)	$-	$-	$-	$-	$-	$-	$-	$1,242,268
Benefit Continuation	$-	$-	$-	$-	$-	$-	$-	$18,755
Accelerated Restricted Stock (3)	$-	$-	$-	$-	$-	$-	$310,559	$310,559
Accelerated Long-Term Performance Plan Award (5)	$-	$-	$-	$-	$-	$-	$147,218	$147,218
Gross-Up (6)	$-	$-	$-	$-	$-	$-	$-	$722,168

(1)

The above table does not include amounts deferred into our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change in control agreement with this executive the post-change in control employment period is two years and the severance payment is equal to three times the sum of the executive’s base salary, annual incentive and Long-Term Performance Plan award. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represent a single payment and should not be added together.

(2)	Represents the difference between the maximum amount payable under the annual incentive program and the amount earned based on actual performance.

(3)	Represents in-the-money value of accelerated stock options and outstanding restricted stock awards based on the closing price of our common stock on December 31, 2007 ($95.97).

(4)	Represents two times the sum of base salary, maximum bonus and maximum 2007 Long-Term Performance Plan award.

(5)

Represents the difference between the maximum Restricted Stock Unit award payable under Itron’s Long-Term Performance Plan for the 2007 performance cycle and the award actually earned, valued based on the closing price of our common stock on December 31, 2007 ($95.97).

(6)

In the event that payments under the change in control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

2007 AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is composed of independent directors as defined by Rule 4200(a)(15) of the NASDAQ rules and acts under a written charter developed by the Committee. Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In connection with the December 31, 2007 financial statements, the Audit/Finance Committee hereby reports as follows:

(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements and report on internal control over financial reporting with management.

(2)

The Audit/Finance Committee has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and Statement on Auditing Standards No. 89 (Audit Adjustments), both as amended.

(3)

The Audit/Finance Committee has received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors the auditors’ independence.

(4)

Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors and the Board has approved, that the Company’s audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2007.

Audit/Finance Committee

Graham Wilson, Chairman

Kirby Dyess

Jon Eliassen

Thomas Glanville

CHANGE IN CERTIFYING ACCOUNTANT

As a result of Itron’s acquisition of Actaris Metering Systems (Actaris) on April 18, 2007, the Audit/Finance Committee undertook a review of both Deloitte & Touche LLP (Deloitte) and Ernst & Young LLP (E&Y) to determine which firm would best serve as Itron’s independent accountants after completion of the Actaris acquisition. E&Y has served as Actaris’ independent accountants since Actaris’ formation in 2001. At a meeting on May 21, 2007, the Audit/Finance Committee of the Board selected E&Y to replace Deloitte as the Company’s independent registered public accounting firm, subject to E&Y’s acceptance of the position. Deloitte was informed of this decision on May 21, 2007 and E&Y notified the Company of its acceptance of the position as Itron’s registered public accounting firm on May 24, 2007.

The audit reports of Deloitte on the consolidated financial statements of the Company as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report included an explanatory paragraph regarding Itron’s adoption of Statement of Financial Accounting Standards No. 123(R) in 2006.

During the years ended December 31, 2006 and 2005, and in the subsequent interim period through May 21, 2007, there were: (i) no disagreements between Itron and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on the financial statements for such years; and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2006 and 2005 and in the subsequent interim period through May 21, 2007, Itron did not consult with E&Y regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Itron’s financial statements, and neither was a written report nor oral advice provided to Itron that E&Y concluded was an important factor considered by Itron in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event as that term is defined in paragraph 304(a)(1)(v) of Regulation S-K.

As required by SEC rules, we have provided Deloitte with a copy of the above disclosures and Deloitte has furnished a letter addressed to the SEC stating that Deloitte agrees with the disclosure statements concerning Deloitte’s audit reports and financial services provided to the Company. This information was filed with the SEC on a Current Report on Form 8-K on May 24, 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S AUDIT FEES AND SERVICES

For the year ended December 31, 2007, professional services were performed by Ernst & Young LLP and their respective affiliates (collectively, Ernst & Young LLP). The aggregate fees billed by Ernst & Young LLP for the year ended December 31, 2007 were as follows:

Services Rendered	2007
Audit Fees (1)	$4,802,761
Audit-Related Fees (2)	122,500

Total Audit and Audit-Related Fees	4,925,261
Tax Fees (3)	208,041
Other Fees (4)	—
Total Fees	$5,133,302

(1)

Audit services include fees for professional services rendered for the audit of the Company’s annual financial statements and internal controls over financial reporting for the year ended December 31, 2007, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, registration statements and accounting consultations on matters related to the annual audits or interim reviews and statutory audits required internationally.

(2)	Audit-related services include fees for acquisition due diligence services performed during the year ended December 31, 2007.

(3)	Tax services include fees for tax preparation and compliance during the year ended December 31, 2007. No other tax services were performed by Ernst & Young LLP.

(4)	The Company typically does not engage Ernst & Young LLP for other fees or services.

The Audit/Finance Committee has considered and concluded that the non-audit services provided to the Company by Ernst & Young LLP are compatible with maintaining the auditors’ independence.

The Audit/Finance Committee has adopted polices and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval is generally granted on a quarterly basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. In both 2007 and 2006, all services were pre-approved by the Audit/Finance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of February 29, 2008 by:

■	each of our directors;

■	each of our executive officers for whom compensation is reported in this proxy statement;

■	all of our directors and executive officers as a group; and

■	each person that we know beneficially owns more than 5% of our common stock.

The percentage ownership data is based on 30,723,364 shares of our common stock outstanding as of February 29, 2008. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Number	Percent
Directors and Executive Officers:
LeRoy D. Nosbaum (1)	231,976	*
Malcolm Unsworth (2)	20,948	*
Philip C. Mezey (3)	27,599	*
Steven M. Helmbrecht (4)	29,269	*
Jared P. Serff (5)	19,747	*
Michael B. Bracy (6)	54,001	*
Ted C. DeMerritt (7)	7,285	*
Kirby Dyess (8)	3,468	*
Jon E. Eliassen (9)	11,723	*
Charles H. Gaylord, Jr. (8)	3,468	*
Thomas S. Glanville (10)	52,714	*
Sharon L. Nelson (11)	17,956	*
Gary Pruitt (8)	3,284	*
Graham M. Wilson (12)	24,073	*
All directors and executive officers as a group (15 persons) (13)	515,098	1.66%

Greater-Than-5% Shareholders:
FMR LLC (14) 82 Devonshire St. Boston, MA 02109	4,638,153	15.10%

BlackRock, Inc. (15) 40 East 52nd Street New York, NY 10022	3,012,187	9.80%

EARNEST Partners, LLC (16) 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	1,783,769	5.81%

AXA Financial, Inc. (17) 1290 Avenue of the Americas New York, NY 10104	1,606,701	5.23%

Invesco Ltd (18) 1360 Peachtree St. NE Atlanta, GA 30309	1,558,519	5.07%

*	Less than 1%.

(1)

Includes 176,119 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $12.98 per share. Also includes 1,656 shares of common stock held for Mr. Nosbaum’s individual account under our 401(k) employee savings plan.

(2)	Includes 11,064 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $38.27 per share.

(3)	Includes 11,000 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $37.74 per share

(4)	Includes 13,372 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $20.68 per share.

(5)	Includes 13,753 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $31.90 per share.

(6)	Includes 28,500 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $21.92 per share.

(7)	Includes 1,000 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $95.96 per share.

(8)	Includes 2,667 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $80.35 per share.

(9)	Includes 3,500 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $54.13 per share.

(10)	Includes 22,000 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $23.91 per share.

(11)	Includes 14,000 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $29.08 per share.

(12)	Includes 19,250 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $25.31 per share.

(13)

Includes 328,226 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days. Also includes 1,656 shares of common stock held for such executive officers’ individual accounts under our 401(k) employee savings plan.

(14)

Information is based on Amendment No. 1 to a Schedule 13G filed with the SEC on February 14, 2008 by FMR LLC and Edward C. Johnson 3d. The Schedule indicates that sole dispositive power over all these shares is held by the following entities in the respective amounts listed: Fidelity Management & Research Company (“Fidelity”), 4,549,253 shares; Pyramis Global Advisors, LLC, 9,500 shares; Pyramis Global Advisors Trust Company, 71,500 shares; and Fidelity International Limited, 7,900 shares. Additionally, the schedule reports sole voting power over 82,900 shares, including through the following entities in the respect amounts listed: Pyramis Global Advisors, LLC, 9,500 shares; Pyramis Global Advisors Trust Company, 65,400 shares; Fidelity International Limited, 7,900 shares. The amount of shares beneficially owned by Fidelity includes 542,238 shares with respect to which it has a right to acquire beneficial ownership upon conversion of $35,330,000 principal amount of Itron’s 2.5% Convertible Senior Subordinated Notes due 2026.

(15)

Information is based on Amendment No. 2 to a Schedule 13G filed with the SEC on February 8, 2008 by BlackRock, Inc on behalf of its investment advisory subsidiaries, BlackRock Advisors LLC, BlackRock Investment Management, LLC, BlackRock (Channel Islands) Ltd., and BlackRock Investment Management UK Ltd. The Schedule indicates that BlackRock, Inc. has shared voting power and dispositive power over all of these shares.

(16)

Information is based on Amendment No. 1 to Schedule 13G filed with the SEC on January 31, 2008 by EARNEST Partners, LLC. The Schedule indicates that EARNEST Partners, LLC has sole voting power over 547,214 of these shares and shared voting power over 543,168 of these shares. Additionally, the Schedule reports that EARNEST Partners, LLC has sole dispositive power over all of the 1,783,769 shares.

(17)

Information is based on Amendment No. 1 to a Schedule 13G filed with the SEC on February 14, 2008 by AXA Financial, Inc. on behalf of itself and its investment advisory subsidiaries, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA. The Schedule indicates that these entities have sole voting power over 1,446,471 of these shares and sole dispositive power over 1,606,701 of these shares.

(18)

Information is based on Amendment No. 1 to a Schedule 13G filed with the SEC on February 11, 2008 by Invesco Ltd. on behalf of itself and its investment advisory subsidiaries PowerShares Capital Management LLC, Invesco National Trust Company, Invesco Taiwan Ltd and PowerShares Capital Management Ireland Ltd. Invesco has sole dispositive power over all these shares, and sole voting power over 1,552,644 of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require our officers, directors and greater-than-10% shareholders to provide us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of these forms we have received and written representations from certain reporting persons, we believe that, during 2007 all of our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at the office of the Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2007 Annual Report to Shareholders on Form 10-K, which includes our financial statements for the year ended December 31, 2007, accompanies this proxy statement. In addition, you may view the Annual Report and this proxy statement on the following website: http://bnymellon.mobular.net/bnymellon/itri.

SHAREHOLDER PROPOSALS FOR 2009

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions must be included in our proxy statement and proxy for the 2009 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2009 annual meeting must give us written notice of the proposal not later than November 20, 2008 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders who wish to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our Amended and Restated Bylaws. Our Bylaws provide that the notice of proposals to be submitted for inclusion in our proxy materials must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). Shareholders who intend to present proposals at the 2009 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than February 5, 2009 and no sooner than January 6, 2009, assuming the annual meeting is held on May 6, 2009. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2009 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law and our Bylaws.

Shareholder proposals should be directed to the attention of our Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019-9469.

OTHER INFORMATION

We will make available, free of charge, copies of our filings with the SEC and our corporate governance documents, including the charters of our three Board committees, upon the request of shareholders. The documents are also available for downloading or printing by going to our website at www.itron.com, and selecting “Investor Information”, Investors” and then “Corporate Governance.” Shareholders must submit a request for printed copies by e-mail through our website at www.itron.com, by selecting “Investor Information”, “Investors” and “Investor Information Request” or by mail to the following address:

Itron, Inc. – Attention Investor Relations

2111 N. Molter Road

Liberty Lake, Washington 99019-9469

Appendix A

ITRON, INC.

AUDIT/FINANCE COMMITTEE CHARTER

Revised as of February 14, 2008

Purpose

The purpose of the Audit and Finance Committee (the “Committee”) of Itron, Inc. (the “Company”) is to oversee:

■	the quality and integrity of the financial reports and other financial information provided by the Company to governmental bodies and the public;

■	the Company’s and its controlled subsidiaries’ auditing, accounting and financial reporting processes;

■	the Company’s compliance with legal and regulatory requirements;

■	the independent auditor’s qualifications and independence;

■	the performance of the Company’s and its controlled subsidiaries’ internal audit function, internal auditors and its independent auditors; and

■	compliance with the Company’s code of ethics for senior financial officers and compliance with its code of conduct for all personnel.

The Committee shall have the sole authority and responsibility to appoint, determine funding for, oversee and, where appropriate, replace the independent auditor. The Committee shall also have all authority and resources necessary to fulfill the duties and responsibilities assigned to the Committee in this charter or otherwise assigned to it by the Board.

Membership and Committee Structure

The Committee shall be comprised of three or more directors, as determined annually by the Board on the recommendation of the Corporate Governance Committee. Each director shall meet the independence requirements established by the Board, the Nasdaq Stock Market, Inc., applicable federal and state securities laws and any other rules or regulations applicable to the Company from time to time.

As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors. The Committee may invite, as it deems appropriate, other individuals, including external advisors, whether officers/employees of the Company or not, to attend Committee meetings and provide information, analysis and advice. Such external advisors shall not have a vote.

Financial Literacy

Each member of the Committee shall be financially literate (at a minimum, able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement). At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall otherwise meet any Nasdaq Stock Market and federal and state law requirements or other applicable rules and regulations relating to financial expertise as may be applicable to the Company from time to time. In addition, at least one member of the Committee must be designated by the Board to be an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”) pursuant to the Sarbanes-Oxley Act of 2002.

Service on Other Public Company Audit Committees

No member of the Committee shall serve on more than two audit committees of publicly traded companies, other than the Company, at the same time such member serves on this Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to serve effectively on this Committee. If a Committee member serves on the audit committees of both a public company and a wholly owned subsidiary of such company, such service shall be counted as service on one audit committee, rather than two.

Appointment and Removal of Members

The members of the Committee shall be appointed by the Board annually. The Board may remove any member of the Committee at any time, with or without cause. The Board will designate a Committee Chair. In the absence of a member designated by the Board to serve as Committee Chair, the members of the Committee may appoint from among their number a person to preside at Committee meetings. Vacancies on the Committee may be filled through appointment by the Board at any time.

Responsibilities

General

1)

Provide an open and candid avenue of communication between management, the independent auditor, internal audit personnel and the Board, including meeting with members of management, the independent auditor or internal audit personnel in separate executive sessions to discuss any matters that the Committee or these personnel believe should be discussed privately with the Committee.

2)

Inquire of management, the independent auditor and internal audit personnel about significant risks or exposures that exist in the Company’s financial reporting and internal control systems and assess the steps that management has taken to correct or manage such risks.

3)	Provide minutes of Committee meetings to and report, no less frequently than quarterly, to the Board concerning the Committee’s various responsibilities and Committee recommendations.

4)	Maintain an awareness of the financial condition of the Company and its progress in achieving its goals and objectives.

Documents/Reports

1)	Review and reassess the adequacy of this charter annually and, if appropriate, propose changes to the Board.

2)

Review the Company’s annual financial statements, including accompanying footnotes and the independent auditor’s report thereon, its quarterly financial statements and any other reports or other financial information submitted to the public, including any certification, report, opinion or review rendered by the independent auditor.

3)

Review and discuss with management and the independent auditors the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to their filing with the SEC. Review, at the Committee’s discretion, any other filings with the SEC (e.g., Forms 8-K and registration statements) or earnings releases, in particular those containing “pro forma” or “adjusted” information not prepared in accordance with GAAP, to be issued by the Company before they are filed or made public. Review and discuss with appropriate management their periodic evaluation of the Company’s disclosure practices and procedures and periodic certification process relating to periodic SEC filings.

4)	At the discretion of the Committee, review any other reports filed with any entity or governmental body.

5)	Prepare the report of the Audit Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

Independent Auditor

1)

Select and retain the independent auditor; determine and approve compensation of the independent auditor; review and approve the independent auditor’s engagement letter; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to the Committee and shall be ultimately accountable to the Committee and to the Board, as representatives of the shareholders of the Company.

2)

Annually obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

3)

Annually discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

4)

If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61 and its discussions regarding the auditor’s independence, recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

5)

Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services, and ensure that the Committee’s approval of any non-audit services from the independent auditor is publicly disclosed pursuant to applicable laws, rules and regulations. Pre-approval of audit and non-audit services from the independent auditor may not be delegated to management, but may be delegated to one or more members of the Committee so long as that member or members report their decisions to the Committee at the next scheduled meeting. In considering whether to pre-approve any non-audit services from the independent auditor, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

6)

Annually review and approve, in consultation with the independent auditor and management, the scope of the annual audit plan of the independent auditor and staffing and monitor such plan’s progress and results throughout the year.

7)

Annually review the performance and qualifications of the independent auditor, including the lead audit partner, and approve any proposed discharge of the independent auditor. Ensure that the independent auditor’s lead partner and reviewing partner are replaced every five years, or as otherwise required by applicable law. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the Company and its shareholders.

8)	Periodically consult with the independent auditor out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

9)

Set clear policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account and ensure that such policies comply with any regulations applicable to the Company from time to time.

10)	Review, as appropriate, the engagement of additional outside audit firms.

Internal Auditor

1)

Review and discuss with management and the independent auditor the manner in which the internal audit function is performed by or for the Company, including the staffing of the internal audit function, the responsibilities of the persons performing the internal audit function, the scope and frequency of internal audits and budgeting.

2)	Review the appointment and replacement of the senior internal auditing executive.

3)	Provide an annual review of the qualifications, performance and compensation of the senior internal auditing executive.

4)	Review the significant reports to management prepared by the persons performing the internal audit function and management responses.

5)	Periodically consult with the senior internal auditing executive out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

Financial Reporting Processes

1)

In consultation with the independent auditor, review the integrity, quality and appropriateness of the Company’s financial reporting processes, both internal and external, accounting policies and disclosure practices.

2)

Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices, as suggested by the independent accountants or management or by other advisors to the Committee.

3)

Review significant management estimates and judgments made in management’s preparation of the financial statements and the view of management and the independent auditor as to appropriateness of such judgments and related disclosures.

4)	Inquire of management concerning material business risks so that it can assess those risks and the quality and adequacy of disclosures.

5)

Following completion of the annual audit, review any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, adjustments noted by the independent auditor but not taken by management, communications between the audit team and the auditor’s national office, and any management or internal control letters issued or proposed to be issued.

6)

Review any significant disagreements between management and the independent auditor regarding financial reporting. Formulate a position regarding such disagreements and facilitate resolution between management and the independent auditor.

7)

Review with the internal auditor the internal auditor’s assessment of the integrity, quality and appropriateness of the Company’s financial reporting processes, both internal and external, accounting policies and disclosure practices. Review any reports issued by the internal auditor concerning the integrity, quality and appropriateness of the Company’s financial reporting processes.

Accounting Policies; Internal Processes; Risk Management

1)

Obtain and review timely reports from the independent auditor regarding (1) all critical accounting policies to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

2)	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

3)	Review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.

4)

Review with the independent auditor and management the results of any benchmarking or process improvement reports (including but not limited to management letters), whether or not containing recommendations, concerning process and organizational performance, efficiency or improvements.

5)	Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

6)

Consider and review with the independent auditor the adequacy of the Company’s internal controls, including computerized information system controls and security. Review any report issued by the independent auditor regarding management’s assessment of the Company’s internal controls.

7)

Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

8)	Consider and review the adequacy of the Company’s risk management policies and procedures, including insurance and bonding, derivatives and foreign currency exchange risk mitigation and hedging.

9)	Inquire of management and the independent auditor about significant risks or exposures, and assess the steps management has taken to minimize such risk to the company.

10)	Summarize for the Board management’s recommendations on dividend policy, financing activities, capital investment, cash management and investments.

11)

Review with the internal auditor the adequacy of the Company’s internal controls, including computerized information system controls and security. Review any report issued by the internal auditor regarding the Company’s internal controls.

12)

Review and discuss with management and the independent auditor, as appropriate, any correspondence with or findings from regulators or governmental agencies or any employee complaints or reports raising material issues relating to the Company’s financial statements, auditing, accounting processes, policies or internal controls.

Legal Compliance

1)

Ensure that management has a legal review system in place to ensure the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

2)

Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies and any legal matter that could have a significant impact on the organization’s financial statements.

Ethics Compliance and Complaint Procedures

1)

Monitor compliance with a code of ethics for the chief executive officer and other senior financial officers pursuant to and to the extent required by regulations applicable to the Company from time to time.

2)	Monitor compliance with a code of conduct for all employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company from time to time.

3)	Establish and monitor procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

4)	Establish and monitor procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Other

1)

Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, retaining independent legal counsel and other professionals to assist in the conduct of any investigation as the Committee deems appropriate or necessary.

2)	Perform any other activities consistent with this charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

3)	Perform or have performed an annual evaluation of the Committee’s performance and make recommendations to the Board for improvement.

Meetings

The Committee shall establish a meeting calendar annually, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as it deems necessary or appropriate in order for the Committee to fulfill its responsibilities. A secretary shall be designated to record meeting minutes.

As part of its responsibility to foster open communications, the Committee should meet periodically, or as otherwise required, with management, internal audit personnel and the independent auditor in separate executive sessions to discuss any matter that the Committee or any of the other personnel believe warrants Committee attention. The Committee shall periodically meet in executive session absent members of the Company’s management or other persons who are not Committee members.

The Committee, when appropriate, may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Board, members of the Committee or corporate officers.

Any two members of the Committee shall be sufficient to constitute a quorum, and a majority of a quorum shall be sufficient to adopt any resolution or take any action, including the approval of reports and documents. Meetings may be called by the Chair or by any two Committee members and may be held telephonically or in person or by other communications equipment by which all persons participating can hear each other. The independent auditor shall receive notice of meetings to which the independent auditor is invited to attend in advance to allow the independent auditor the opportunity to attend.

Appendix B

ITRON, INC.

CORPORATE GOVERNANCE COMMITTEE CHARTER

Revised as of December 3, 2007

Purpose

The purpose of the Corporate Governance Committee of Itron, Inc. is to:

■	Assist the Company’s Board of Directors (the “Board”) in identifying qualified individuals to become Board members;

■	Determine the composition of the Board of Directors and its committees;

■	Evaluate the Board and management effectiveness; and

■	Develop and implement the Company’s corporate governance guiding principles.

Membership and Committee Structure

The Committee shall be comprised of two or more directors as determined annually by the Board. Each director shall meet the independence requirements established by the Board, the Nasdaq Stock Market, Inc., applicable federal and state securities laws and any other rules or regulations applicable to the Company from time to time. If the Chairman of the Board is not an independent director under the listing standards of the NASDAQ stock market, the Board will designate a Lead Director to act as the Chair of the Committee, otherwise the Chairman of the Board will act as Chair of the Committee.

The Committee may request any officer/employee of the Company to serve in an advisory capacity to the Committee. Any such individual shall not be a member of the Committee and shall not have a vote. As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or retention terms for any such advisors.

Appointment and Removal of Members

The members of the Committee shall be appointed by the Board. The Board may remove any member from the Committee with our without cause. The Board will designate a Committee Chair. In the absence of a member designated by the Board to serve as Committee Chair, the members of the Committee may appoint from among their number a person to preside at Committee meetings. Vacancies on the Committee may be filled through appointment by the Board at any time.

Responsibilities

1)	Annually review and make recommendations regarding Board composition, organizational structure, tenure, Board size, frequency of meetings, responsibilities, director retention and director terms.

2)

Establish the qualifications for Board membership, including independence standards, skills and experience, taking into consideration the nature of the Company, its stage of development, its future strategic vision and its current business needs.

3)	Consult with the Compensation Committee on Board compensation programs and stock ownership guidelines.

4)

Identify, evaluate and present to the Board an appropriate list of qualified nominees for election to the Board at each annual meeting of shareholders or in the event of a vacancy. Review and implement procedures to be followed by stockholders in submitting recommendations for candidates for nomination to the Board. Review and consider shareholder recommended candidates for nomination to the Board.

5)	Evaluate the qualifications and performance of incumbent and prospective directors and determine whether to recommend them for election/re-election to the Board.

6)

Review and approve all transactions with “related persons,” as that term is defined in Item 404 of Regulation S-K, as promulgated by the Securities and Exchange Commission, including but not limited to transactions between the Company and its officers or directors or affiliates of officers or directors.

7)	Review conflicts of interest and time constraints of directors considering serving on other boards or who have changed employment.

8)

Recommend to the full Board removal of directors, when appropriate, subject to compliance with the Company’s Articles of Incorporation and Bylaws, as such are amended from time to time, and applicable law.

9)	Initiate and oversee an annual evaluation to determine the effectiveness of: a) the Board as a whole, b) the performance of each committee and c) the performance of individual directors.

10)

Develop a process to evaluate and evaluate the performance of the Chief Executive Officer on an annual basis. The evaluation shall be passed on to the chair of the Compensation Committee. Consult with the Compensation Committee regarding the evaluation, as necessary.

11)	Develop, periodically review and recommend to the Board a set of corporate governance principles applicable to the Company.

12)	Review director orientation and training and recommend enhancements to the Board where appropriate.

13)	Annually review Board committee charters to ensure that responsibilities are appropriately reflected and there is no duplication. Recommend revisions to the respective committees.

14)	Review and reassess the adequacy of this charter annually, and, if appropriate, recommend changes to the Board.

15)

Annually review the composition of each committee, and recommend committee membership and a chair of each committee, taking into account the skills and background of each director, as well as the standards of the Nasdaq Stock Market, Inc., and applicable laws, rules and regulations. Review the Company’s policy with respect to the rotation of committee membership and chairmanships and report any recommendations to the Board.

16)

Develop and periodically recommend to the Board succession plans for the Chief Executive Officer and, through consultation with the Chief Executive Officer, ensure succession plans are in place for other key executives.

17)	Review the quality, sufficiency and currency of information furnished by management to the directors in conjunction with Board meetings and make recommendations.

18)	Provide minutes of Committee meetings to and report to the Board concerning the Committee’s various responsibilities and Committee recommendations.

19)

Recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee’s power to make such a recommendation under this charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

20)	The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

21)	Perform such other functions consistent with this charter, the Company’s bylaws and governing law, as the Committee or Board deems necessary or appropriate.

Meetings

The Committee shall establish a meeting calendar annually, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. A secretary shall be designated to record meeting minutes. The Committee shall periodically meet in executive session absent members of the Company’s management or other persons who are not Committee members.

Any two members of the Committee shall be sufficient to constitute a quorum, and a majority of a quorum shall be sufficient to adopt any resolution or take any action. Meetings may be called by the Committee Chair or by any two Committee members and may be held telephonically or in person or by other communications equipment by which all persons participating can hear each other.

The Committee, when appropriate, may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Board, members of the Committee or Company officers.

Appendix C

ITRON, INC.

COMPENSATION COMMITTEE CHARTER

Revised as of February 14, 2008

Purpose

The purpose of the Compensation Committee of Itron, Inc. is to:

■	Approve and evaluate officer compensation plans, policies and programs of the Company;

■	Evaluate the compensation of the Chief Executive Officer and the other executive officers;

■	Fulfill the duties and responsibilities assigned to the Committee in this charter or otherwise assigned to it by the Board of Directors (the “Board”); and

■	Produce the annual report on executive compensation as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

Membership and Committee Structure

The Committee shall be comprised of three or more directors, as determined annually by the Board. Each director shall (a) meet the independence requirements established by the Board, the Nasdaq Stock Market, Inc., applicable federal and state securities laws and any other rules and regulations applicable to the Company from time to time (including those of NASDAQ Rule 4350(c)(1)), (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).

As the Committee deems appropriate, it may retain independent counsel, accountants, compensation consultants and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or retention terms for any such advisors. The Committee may invite other individuals, including external advisors, whether officers/employees of the Company or not, to attend Committee meetings and provide information, analysis and advice as it deems appropriate. Such external advisors shall not have a vote.

The Committee, when appropriate, may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Board or to Company officers.

Appointment and Removal of Members

The members of the Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. The Board may remove any member from the Committee at any time, with or without cause. The Board will designate a Committee Chair. In the absence of a member designated by the Board to serve as Committee Chair, the members of the Committee may appoint from among their number a person to preside at Committee meetings. Vacancies on the Committee may be filled through appointment by the Board at any time.

Responsibilities

1)

Develop and keep current an executive compensation philosophy for the Company, establish and annually review and approve policies regarding executive compensation consistent with such philosophy and keep the Board informed of such philosophy and policies.

2)

Review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation. Receive the performance evaluation of the Chief Executive Officer from the Corporate Governance Committee and the report, if any, submitted to the Committee by any compensation consultant retained by the Committee and recommend to the Board for its approval, the Chief Executive Officer’s total annual and long-term incentive compensation, based on such goals and evaluation and any such report. In determining the long-term incentive component of Chief Executive Officer’s compensation, the Committee will consider all relevant factors, including, without limitation, the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and the value of awards given to the Chief Executive Officer in past years. The committee will discuss the Chief Executive Officer’s compensation with the Board.

3)

Review annually the performance of the other executive officers of the Company, including the CEO’s performance summaries for each of the executive officers, and provide feedback to the CEO on the Committee’s observations, if any, of the executive officer’s performance. Review the compensation recommendations of the CEO for other executive officers and the compensation consultant’s report, if any, of any compensation consultant retained by the Committee and determine and approve, or recommend to the board for its approval, all compensation for the company’s other executive officers, including but not limited to:

■

Establishing performance objectives (including performance targets required to be disclosed pursuant to Item 402(b) of Regulation S-K) and certifying performance achievement in connection with annual and long- term incentive compensation plans and

■	Reviewing and approving all equity-based compensation plans and granting awards pursuant to such plans.

4)	Recommend to the Board for its approval and, where appropriate, submission to the Company’s shareholders, incentive compensation plans and equity-based plans.

5)	Review all perquisites and other personal benefits or property given, or proposed to be given, to any executive officer.

6)	Review and approve all special executive employment, compensation and retirement arrangements.

7)	Annually review executive stock ownership and monitor progress toward meeting ownership guidelines.

8)	Review and approve, after consultation with the Corporate Governance Committee, Board compensation programs and stock ownership guidelines.

9)

Recommend to the Board for Board action, adoption of any Internal Revenue Service tax-qualified retirement plans and all plan amendments that are non-administrative in nature; fulfill ERISA fiduciary and non-fiduciary functions by approving and recommending to the Board for Board action:

■	The designation of the trustee and the execution of trust agreements for any such plan or plans;

■	The termination, merger or consolidation of any such plan or plans and

■	The extension of plan participation to employees of affiliates or subsidiaries.

10)	Recommend to the Board for Board action all nonqualified benefit plans and all plan amendments that are non-administrative in nature; approve and recommend to the Board for its action:

■	The designation of the trustee and the execution of trust agreements for any such plan or plans;

■	Any amendments necessary for compliance of such plans with Section 409A of the Code;

■	The termination, merger or consolidation of any such plan or plans and

■	The extension of plan participation to employees of affiliates or subsidiaries.

11)	Annually review plan administration, participation and regulatory compliance of nonqualified plans.

12)	Review management’s recommendations for other nonexecutive corporate incentive plans and annually review plan goals and results.

13)

Provide minutes of Committee meetings to the Board and report promptly to the Board on any significant matters arising from the Committee’s work, including awards for top executives and special executive employment, compensation and retirement arrangements.

14)	Review and discuss with management the Compensation Discussion and Analysis (“CD&A”) and related disclosures required by the SEC, including specific Committee review and input regarding:

■

The discussion of factors important to understanding the objectives, policies and philosophy underlying the executive compensation programs (including any disclosure of performance targets pursuant to Item 402(b) of Regulation S-K);

■	The information presented in the Summary Compensation Table and other supporting tabular disclosures, including narrative descriptions as required and

■	Information and descriptive narrative provided in other disclosures, including post-employment payments, director compensation and Committee governance.

15)	Prepare the Compensation Committee Report required by the rules of the SEC to be furnished with the Company’s annual report and proxy statement, including:

■	A statement providing whether the Committee reviewed and discussed the CD&A with management and

■	A statement providing whether, based on the review and discussion, the Committee recommended to the Board that the CD&A be included in the annual report and proxy.

16)	Periodically (and at least annually) review executive compensation programs and total compensation levels, including:

■	Determining whether program elements are properly coordinated and achieve intended objectives;

■	Conducting comparative analyses of total compensation relative to market;

■	Quantifying maximum payouts to executives under performance-based incentive plans and total payments under a variety of termination conditions, including upon a change in control and

■	Determining the impact of tax and accounting rules changes.

17)	Perform such duties and responsibilities as may be assigned to the Committee under the terms of any of the Company’s compensation plans.

18)	Perform any other activities consistent with this charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary.

19)	Review and reassess this charter at least annually and, if appropriate, recommend changes to the Board.

20)	Obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

Meetings

The Committee shall establish a meeting calendar annually, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as are necessary or appropriate for the Committee to fulfill its responsibilities. A secretary shall be designated to record meeting minutes. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings. The Committee shall periodically meet in executive session absent members of the Company’s management or other persons who are not Committee members.

Any two members of the Committee shall be sufficient to constitute a quorum, and a majority of the quorum shall be sufficient to adopt any resolution or take any action. Meetings may be called by the Chairman or by any two Committee members and may be held telephonically or in person or by other communications equipment by which all persons participating can hear each other.

ITRON, INC.

This Proxy is solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 6, 2008.

The undersigned hereby appoint(s) LeRoy D. Nosbaum and John W. Holleran and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on February 29, 2008, at the Annual Meeting of Shareholders of Itron to be held at the principal executive offices of Itron, Inc., 2111 N. Molter Road, - in the Atrium, Liberty Lake, Washington 99019, at 8:00 a.m., local time, on Tuesday, May 6, 2008, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Under new Securities and Exchange Commission (SEC) rules, we are providing you notice that the proxy materials for our 2008 annual meeting of shareholders are also available on the Internet.

The following proxy materials are available for you to review online at http://bnymellon.mobular.net/bnymellon/itri:

• The Company’s 2008 Proxy Statement (including all attachments)

• The Proxy Card

• The Company’s Annual Report to Shareholders for the year ended December 31, 2007 (which is not deemed to be part of the official proxy soliciting materials)

• Any amendments to the foregoing materials that may be required to be furnished to the shareholders by the SEC

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR THE NOMINEES” AND “FOR” THE ADOPTION OF MATTER 2.

Mark Here for Address Change or Comments

PLEASE SEE REVERSE SIDE

1. ELECTION OF DIRECTORS.

Nominees:

01 Jon E. Eliassen

02 Charles H. Gaylord

03 Gary E. Pruitt

FOR the nominees listed to the left

WITHHOLD AUTHORITY to vote for the nominees listed to the left

2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTING FIRM.

FOR AGAINST ABSTAIN

(Withhold authority for the following nominee(s) only (write the names of the nominee(s) in the space below):

I plan to attend the Annual Meeting. Shares represented by this proxy will be voted as directed by the shareholders in the space provided. If no direction is given, this proxy will be voted “FOR” both matters.

IMPORTANT – PLEASE DATE AND SIGN BELOW

Signature Signature Date

Please sign exactly as your name appears on your stock certificate. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 5, 2008.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/itri

Use the Internet to vote your proxy.

Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement on the internet at: http://bnymellon.mobular.net/bnymellon/itri

Annual Meeting May 6, 2008

New York Life Trust Company, as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you will execute this form and return it to us promptly in the enclosed business reply envelope. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting. For this meeting, to the extent of our authority to vote your securities in absence of your instructions, the Trustee is directed by Itron, Inc. Incentive Savings Plan, not to vote any allocated shares with respect to which the trustee does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please return your proxy to us by May 1, 2008.

New York Life Trust Company

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Under new Securities and Exchange Commission (SEC) rules, we are providing you notice that the proxy materials for our 2008 annual meeting of shareholders are also available on the Internet.

The following proxy materials are available for you to review online at http://bnymellon.mobular.net/bnymellon/itri:

The Company’s 2008 Proxy Statement (including all attachments)

The Proxy Card

The Company’s Annual Report to Shareholders for the year ended December 31, 2007 (which is not deemed to be part of the official proxy soliciting materials)

Any amendments to the foregoing materials that may be required to be furnished to the shareholders by the SEC

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR THE NOMINEES” AND “FOR” THE ADOPTION OF MATTER 2.

Mark Here

for Address

Change or

Comments

PLEASE SEE REVERSE SIDE

1. ELECTION OF DIRECTORS.

Nominees:

01 Jon E. Eliassen

02 Charles H. Gaylord

03 Gary E. Pruitt

FOR the

nominees

listed to the left

WITHHOLD

AUTHORITY

to vote for the nominees

listed to the left

2. RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT ACCOUNTING FIRM.

FOR AGAINST ABSTAIN

(Withhold authority for the following nominee(s) only (write the names of the nominee(s) in the space below)

I plan to attend the Annual Meeting.

Shares represented by this proxy will be voted as directed by the shareholders in the space provided. If no direction is given, this proxy will be voted “FOR”

both matters.

IMPORTANT — PLEASE DATE AND SIGN BELOW

Signature Date

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 5, 2008.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/itri

Use the Internet to vote your proxy.

Have your proxy card in hand

when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to

vote your proxy. Have your proxy

card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement

on the internet at: http://bnymellon.mobular.net/bnymellon/itri